Exhibit 99.2
EARNINGS RELEASE FINANCIAL SUPPLEMENT
FIRST QUARTER 2011

JPMORGAN CHASE & CO. TABLE OF CONTENTS

Page(s)
Consolidated Results
Consolidated Financial Highlights	2-3
Statements of Income	4
Consolidated Balance Sheets	5
Condensed Average Balance Sheets and Annualized Yields	6
Reconciliation from Reported to Managed Summary	7

Business Detail
Line of Business Financial Highlights — Managed Basis	8
Investment Bank	9-12
Retail Financial Services	13-19
Card Services — Managed Basis	20-21
Commercial Banking	22-23
Treasury & Securities Services	24-25
Asset Management	26-30
Corporate/Private Equity	31-32

Credit-Related Information	33-38

Market Risk-Related Information	39

Supplemental Detail
Capital and Other Selected Balance Sheet Items	40
Mortgage Loan Repurchase Liability	41
Per Share-Related Information	42

Non-GAAP Financial Measures	43

Glossary of Terms	44-47

JPMORGAN CHASE & CO. CONSOLIDATED FINANCIAL HIGHLIGHTS (in millions, except per share and ratio data )

	QUARTERLY TRENDS
							1Q11 Change
	1Q11		4Q10	3Q10	2Q10	1Q10	4Q10	1Q10
SELECTED INCOME STATEMENT DATA
Reported Basis
Total net revenue	$25,221		$26,098	$23,824	$25,101	$27,671	(3)%	(9)%
Total noninterest expense	15,995		16,043	14,398	14,631	16,124	—	(1)
Pre-provision profit	9,226		10,055	9,426	10,470	11,547	(8)	(20)
Provision for credit losses	1,169		3,043	3,223	3,363	7,010	(62)	(83)
NET INCOME	5,555		4,831	4,418	4,795	3,326	15	67

Managed Basis (a)
Total net revenue	$25,791		$26,722	$24,335	$25,613	$28,172	(3)	(8)
Total noninterest expense	15,995		16,043	14,398	14,631	16,124	—	(1)
Pre-provision profit	9,796		10,679	9,937	10,982	12,048	(8)	(19)
Provision for credit losses	1,169		3,043	3,223	3,363	7,010	(62)	(83)
NET INCOME	5,555		4,831	4,418	4,795	3,326	15	67

PER COMMON SHARE DATA
Basic Earnings	1.29		1.13	1.02	1.10	0.75	14	72
Diluted Earnings	1.28		1.12	1.01	1.09	0.74	14	73
Cash dividends declared	0.25		0.05	0.05	0.05	0.05	400	400
Book value	43.34		43.04	42.29	40.99	39.38	1	10
Closing share price (b)	46.10		42.42	38.06	36.61	44.75	9	3
Market capitalization	183,783		165,875	149,418	145,554	177,897	11	3

COMMON SHARES OUTSTANDING
Average: Basic	3,981.6		3,917.0	3,954.3	3,983.5	3,970.5	2	—
Diluted	4,014.1		3,935.2	3,971.9	4,005.6	3,994.7	2	—
Common shares at period-end	3,986.6		3,910.3	3,925.8	3,975.8	3,975.4	2	—

FINANCIAL RATIOS (c)
Return on common equity (“ROE”)	13%		11%	10%	12%	8%
Return on tangible common equity (“ROTCE”) (d)	18		16	15	17	12
Return on assets (“ROA”)	1.07		0.92	0.86	0.94	0.66

CAPITAL RATIOS
Tier 1 capital ratio	12.3	(f)	12.1	11.9	12.1	11.5
Total capital ratio	15.6	(f)	15.5	15.4	15.8	15.1
Tier 1 common capital ratio (e)	10.0	(f)	9.8	9.5	9.6	9.1

(a)	For further discussion of managed basis, see Reconciliation from Reported to Managed Summary on page 7.

(b)	Share prices shown for JPMorgan Chase’s common stock are from the New York Stock Exchange. JPMorgan Chase’s common stock is also listed and traded on the London Stock Exchange and the Tokyo Stock Exchange.

(c)	Quarterly ratios are based upon annualized amounts.

(d)	The Firm uses ROTCE, a non-GAAP financial measure, to evaluate the Firm’s use of equity and to facilitate comparisons with competitors. For further discussion of ROTCE, see page 43.

(e)	Tier 1 common capital ratio is Tier 1 common capital divided by risk-weighted assets. The Firm uses Tier 1 common capital along with the other capital measures to assess and monitor its capital position. For further discussion of Tier 1 common capital ratio, see page 43.

(f)	Estimated.

JPMORGAN CHASE & CO. CONSOLIDATED FINANCIAL HIGHLIGHTS, CONTINUED (in millions, except ratio and headcount data)

	QUARTERLY TRENDS
						1Q11 Change
	1Q11	4Q10	3Q10	2Q10	1Q10	4Q10	1Q10
SELECTED BALANCE SHEET DATA (Period-end)
Total assets	$2,198,161	$2,117,605	$2,141,595	$2,014,019	$2,135,796	4%	3%
Wholesale loans	236,007	227,633	220,597	216,826	214,290	4	10
Consumer loans	449,989	465,294	469,934	482,657	499,509	(3)	(10)
Deposits	995,829	930,369	903,138	887,805	925,303	7	8
Common stockholders’ equity	172,798	168,306	166,030	162,968	156,569	3	10
Total stockholders’ equity	180,598	176,106	173,830	171,120	164,721	3	10

Deposits-to-loans ratio	145%	134%	131%	127%	130%

Headcount	242,929	239,831	236,810	232,939	226,623	1	7

LINE OF BUSINESS NET INCOME/(LOSS)
Investment Bank	$2,370	$1,501	$1,286	$1,381	$2,471	58	(4)
Retail Financial Services	(208)	708	907	1,042	(131)	NM	(59)
Card Services	1,343	1,299	735	343	(303)	3	NM
Commercial Banking	546	530	471	693	390	3	40
Treasury & Securities Services	316	257	251	292	279	23	13
Asset Management	466	507	420	391	392	(8)	19
Corporate/Private Equity	722	29	348	653	228	NM	217

NET INCOME	$5,555	$4,831	$4,418	$4,795	$3,326	15	67

JPMORGAN CHASE & CO. STATEMENTS OF INCOME (in millions, except per share and ratio data)

	QUARTERLY TRENDS
						1Q11 Change
	1Q11	4Q10	3Q10	2Q10	1Q10	4Q10	1Q10
REVENUE
Investment banking fees	$1,793	$1,832	$1,476	$1,421	$1,461	(2)%	23%
Principal transactions	4,745	1,915	2,341	2,090	4,548	148	4
Lending- and deposit-related fees	1,546	1,545	1,563	1,586	1,646	—	(6)
Asset management, administration and commissions	3,606	3,697	3,188	3,349	3,265	(2)	10
Securities gains	102	1,253	102	1,000	610	(92)	(83)
Mortgage fees and related income	(487)	1,617	707	888	658	NM	NM
Credit card income	1,437	1,558	1,477	1,495	1,361	(8)	6
Other income	574	579	468	585	412	(1)	39

Noninterest revenue	13,316	13,996	11,322	12,414	13,961	(5)	(5)
Interest income	15,643	15,612	15,606	15,719	16,845	—	(7)
Interest expense	3,738	3,510	3,104	3,032	3,135	6	19

Net interest income	11,905	12,102	12,502	12,687	13,710	(2)	(13)

TOTAL NET REVENUE	25,221	26,098	23,824	25,101	27,671	(3)	(9)
Provision for credit losses	1,169	3,043	3,223	3,363	7,010	(62)	(83)
NONINTEREST EXPENSE
Compensation expense	8,263	6,571	6,661	7,616	7,276	26	14
Occupancy expense	978	1,045	884	883	869	(6)	13
Technology, communications and equipment expense	1,200	1,198	1,184	1,165	1,137	—	6
Professional and outside services	1,735	1,789	1,718	1,685	1,575	(3)	10
Marketing	659	584	651	628	583	13	13
Other expense	2,943	4,616	3,082	2,419	4,441	(36)	(34)
Amortization of intangibles	217	240	218	235	243	(10)	(11)

TOTAL NONINTEREST EXPENSE	15,995	16,043	14,398	14,631	16,124	—	(1)

Income before income tax expense	8,057	7,012	6,203	7,107	4,537	15	78
Income tax expense (a)	2,502	2,181	1,785	2,312	1,211	15	107

NET INCOME	$5,555	$4,831	$4,418	$4,795	$3,326	15	67

PER COMMON SHARE DATA
Basic earnings	$1.29	$1.13	$1.02	$1.10	$0.75	14	72
Diluted earnings	1.28	1.12	1.01	1.09	0.74	14	73

FINANCIAL RATIOS
Return on equity	13%	11%	10%	12%	8%
Return on tangible common equity (b)	18	16	15	17	12
Return on assets	1.07	0.92	0.86	0.94	0.66
Effective income tax rate (a)	31	31	29	33	27
Overhead ratio	63	61	60	58	58

(a)	The income tax expense in the first quarter of 2010 included tax benefits recognized upon the resolution of tax audits.

(b)	The Firm uses return on tangible common equity, a non-GAAP financial measure, to evaluate the Firm’s use of equity and to facilitate comparisons with competitors. For further discussion of ROTCE, see page 43.

JPMORGAN CHASE & CO. CONSOLIDATED BALANCE SHEETS (in millions)

						March 31, 2011
						Change
	Mar 31	Dec 31	Sep 30	Jun 30	Mar 31	Dec 31	Mar 31
	2011	2010	2010	2010	2010	2010	2010
ASSETS
Cash and due from banks	$23,469	$27,567	$23,960	$32,806	$31,422	(15)%	(25)%
Deposits with banks	80,842	21,673	31,077	39,430	59,014	273	37
Federal funds sold and securities purchased under resale agreements	217,356	222,554	235,390	199,024	230,123	(2)	(6)
Securities borrowed	119,000	123,587	127,365	122,289	126,741	(4)	(6)
Trading assets:
Debt and equity instruments	422,404	409,411	378,222	317,293	346,712	3	22
Derivative receivables	78,744	80,481	97,293	80,215	79,416	(2)	(1)
Securities	334,800	316,336	340,168	312,013	344,376	6	(3)
Loans	685,996	692,927	690,531	699,483	713,799	(1)	(4)
Less: Allowance for loan losses	29,750	32,266	34,161	35,836	38,186	(8)	(22)

Loans, net of allowance for loan losses	656,246	660,661	656,370	663,647	675,613	(1)	(3)
Accrued interest and accounts receivable	79,236	70,147	63,224	61,295	53,991	13	47
Premises and equipment	13,422	13,355	11,316	11,267	11,123	1	21
Goodwill	48,856	48,854	48,736	48,320	48,359	—	1
Mortgage servicing rights	13,093	13,649	10,305	11,853	15,531	(4)	(16)
Other intangible assets	3,857	4,039	3,982	4,178	4,383	(5)	(12)
Other assets	106,836	105,291	114,187	110,389	108,992	1	(2)

TOTAL ASSETS	$2,198,161	$2,117,605	$2,141,595	$2,014,019	$2,135,796	4	3

LIABILITIES
Deposits	$995,829	$930,369	$903,138	$887,805	$925,303	7	8
Federal funds purchased and securities loaned or sold under repurchase agreements	285,444	276,644	314,161	237,455	295,171	3	(3)
Commercial paper	46,022	35,363	38,611	41,082	50,554	30	(9)
Other borrowed funds (a)	36,704	34,325	35,736	32,607	33,153	7	11
Trading liabilities:
Debt and equity instruments	80,031	76,947	82,919	74,745	78,228	4	2
Derivative payables	61,362	69,219	74,902	60,137	62,741	(11)	(2)
Accounts payable and other liabilities	171,638	170,330	169,365	160,478	154,185	1	11
Beneficial interests issued by consolidated VIEs	70,917	77,649	77,438	88,148	93,055	(9)	(24)
Long-term debt (a)	269,616	270,653	271,495	260,442	278,685	—	(3)

TOTAL LIABILITIES	2,017,563	1,941,499	1,967,765	1,842,899	1,971,075	4	2

STOCKHOLDERS’ EQUITY
Preferred stock	7,800	7,800	7,800	8,152	8,152	—	(4)
Common stock	4,105	4,105	4,105	4,105	4,105	—	—
Capital surplus	94,660	97,415	96,938	96,745	96,450	(3)	(2)
Retained earnings	78,342	73,998	69,531	65,465	61,043	6	28
Accumulated other comprehensive income	712	1,001	3,096	2,404	761	(29)	(6)
Shares held in RSU Trust, at cost	(53)	(53)	(68)	(68)	(68)	—	22
Treasury stock, at cost	(4,968)	(8,160)	(7,572)	(5,683)	(5,722)	39	13

TOTAL STOCKHOLDERS’ EQUITY	180,598	176,106	173,830	171,120	164,721	3	10

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,198,161	$2,117,605	$2,141,595	$2,014,019	$2,135,796	4	3

(a)	Effective January 1, 2011, the long-term portion of advances from Federal Home Loan Banks (“FHLB”) was reclassified to long-term debt. Prior periods have been revised to conform with the current presentation.

JPMORGAN CHASE & CO. CONDENSED AVERAGE BALANCE SHEETS AND ANNUALIZED YIELDS (in millions, except rates)

	QUARTERLY TRENDS
						1Q11 Change
	1Q11	4Q10	3Q10	2Q10	1Q10	4Q10	1Q10
AVERAGE BALANCES
ASSETS
Deposits with banks	$37,155	$29,213	$38,747	$58,737	$64,229	27%	(42)%
Federal funds sold and securities purchased under resale agreements	202,481	201,489	192,099	189,573	170,036	—	19
Securities borrowed	114,589	119,973	121,302	113,650	114,636	(4)	—
Trading assets — debt instruments	275,512	273,929	251,790	245,532	248,089	1	11
Securities	318,936	328,126	327,798	327,425	337,441	(3)	(5)
Loans	688,133	690,529	693,791	705,189	725,136	—	(5)
Other assets (a)	49,887	42,583	36,912	34,429	27,885	17	79

Total interest-earning assets	1,686,693	1,685,842	1,662,439	1,674,535	1,687,452	—	—
Trading assets — equity instruments	141,951	122,827	96,200	95,080	83,674	16	70
Trading assets — derivative receivables	85,437	87,569	92,857	79,409	78,683	(2)	9
All other noninterest-earning assets	190,371	192,906	189,617	194,623	188,871	(1)	1

TOTAL ASSETS	$2,104,452	$2,089,144	$2,041,113	$2,043,647	$2,038,680	1	3

LIABILITIES
Interest-bearing deposits	$700,921	$669,346	$659,027	$668,953	$677,431	5	3
Federal funds purchased and securities loaned or sold under repurchase agreements	278,250	287,493	281,171	273,614	271,934	(3)	2
Commercial paper	36,838	34,507	34,523	37,557	37,461	7	(2)
Trading liabilities — debt instruments	75,047	77,096	73,278	72,276	65,154	(3)	15
Other borrowings and liabilities (b)(c)	118,767	119,744	114,732	117,550	104,080	(1)	14
Beneficial interests issued by consolidated VIEs	72,932	78,114	83,928	90,085	98,104	(7)	(26)
Long-term debt (c)	269,156	273,066	267,556	270,085	281,744	(1)	(4)

Total interest-bearing liabilities	1,551,911	1,539,366	1,514,215	1,530,120	1,535,908	1	1
Noninterest-bearing deposits	229,461	225,966	213,700	209,615	200,075	2	15
Trading liabilities — equity instruments	7,872	7,166	6,560	5,216	5,728	10	37
Trading liabilities — derivative payables	71,288	71,727	69,350	62,547	59,053	(1)	21
All other noninterest-bearing liabilities	66,705	70,307	65,335	68,928	73,670	(5)	(9)

TOTAL LIABILITIES	1,927,237	1,914,532	1,869,160	1,876,426	1,874,434	1	3

Preferred stock	7,800	7,800	7,991	8,152	8,152	—	(4)
Common stockholders’ equity	169,415	166,812	163,962	159,069	156,094	2	9

TOTAL STOCKHOLDERS’ EQUITY	177,215	174,612	171,953	167,221	164,246	1	8

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,104,452	$2,089,144	$2,041,113	$2,043,647	$2,038,680	1	3

AVERAGE RATES
INTEREST-EARNING ASSETS
Deposits with banks	1.11%	1.02%	0.85%	0.63%	0.60%
Federal funds sold and securities purchased under resale agreements	1.09	1.05	0.92	0.84	0.97
Securities borrowed	0.17	0.16	0.22	0.11	0.10
Trading assets — debt instruments	4.59	4.29	4.37	4.25	4.56
Securities	2.89	2.44	2.67	3.14	3.54
Loans	5.62	5.71	5.71	5.68	5.91
Other assets (a)	1.20	1.54	1.57	1.60	1.36
Total interest-earning assets	3.79	3.70	3.75	3.79	4.07

INTEREST-BEARING LIABILITIES
Interest-bearing deposits	0.53	0.50	0.51	0.53	0.51
Federal funds purchased and securities loaned or sold under repurchase agreements	0.17	0.12	(0.28) (d)	(0.07) (d)	(0.05) (d)
Commercial paper	0.21	0.21	0.20	0.19	0.19
Trading liabilities — debt instruments	3.85	2.30	2.64	2.49	3.39
Other borrowings and liabilities (b)(c)	0.57	1.11	0.39	0.27	0.12
Beneficial interests issued by consolidated VIEs	1.19	1.13	1.36	1.36	1.36
Long-term debt (c)	2.39	2.25	2.30	2.00	2.01
Total interest-bearing liabilities	0.98	0.90	0.81	0.79	0.83

INTEREST RATE SPREAD	2.81%	2.80%	2.94%	3.00%	3.24%

NET YIELD ON INTEREST-EARNING ASSETS	2.89%	2.88%	3.01%	3.06%	3.32%

(a)	Includes margin loans.

(b)	Includes brokerage customer payables and short-term advances from FHLB.

(c)	Effective January 1, 2011, the long-term portion of the advances from FHLB was reclassified to long-term debt. Prior periods have been revised to conform with the current presentation.

(d)	Reflects a benefit from the favorable market environments for dollar-roll financings.

JPMORGAN CHASE & CO. RECONCILIATION FROM REPORTED TO MANAGED SUMMARY (in millions)

     The Firm prepares its consolidated financial statements using accounting principles generally accepted in the U.S. (“U.S. GAAP”). That presentation, which is referred to as “reported basis,” provides the reader with an understanding of the Firm’s results that can be tracked consistently from year to year and enables a comparison of the Firm’s performance with other companies’ U.S. GAAP financial statements.
     In addition to analyzing the Firm’s results on a reported basis, management reviews the Firm’s results and the results of the lines of business on a “managed” basis, which is a non-GAAP financial measure. For additional information on managed basis, refer to the notes on Non-GAAP Financial Measures on page 43.
     The following summary table provides a reconciliation from the Firm’s reported U.S. GAAP results to managed basis.

	QUARTERLY TRENDS
						1Q11 Change
	1Q11	4Q10	3Q10	2Q10	1Q10	4Q10	1Q10
OTHER INCOME
Other income — reported	$574	$579	$468	$585	$412	(1)%	39%
Fully tax-equivalent adjustments	451	503	415	416	411	(10)	10

Other income — managed	$1,025	$1,082	$883	$1,001	$823	(5)	25

TOTAL NONINTEREST REVENUE
Total noninterest revenue — reported	$13,316	$13,996	$11,322	$12,414	$13,961	(5)	(5)
Fully tax-equivalent adjustments	451	503	415	416	411	(10)	10

Total noninterest revenue — managed	$13,767	$14,499	$11,737	$12,830	$14,372	(5)	(4)

NET INTEREST INCOME
Net interest income — reported	$11,905	$12,102	$12,502	$12,687	$13,710	(2)	(13)
Fully tax-equivalent adjustments	119	121	96	96	90	(2)	32

Net interest income — managed	$12,024	$12,223	$12,598	$12,783	$13,800	(2)	(13)

TOTAL NET REVENUE
Total net revenue — reported	$25,221	$26,098	$23,824	$25,101	$27,671	(3)	(9)
Fully tax-equivalent adjustments	570	624	511	512	501	(9)	14

Total net revenue — managed	$25,791	$26,722	$24,335	$25,613	$28,172	(3)	(8)

PRE-PROVISION PROFIT
Total pre-provision profit — reported	$9,226	$10,055	$9,426	$10,470	$11,547	(8)	(20)
Fully tax-equivalent adjustments	570	624	511	512	501	(9)	14

Total pre-provision profit — managed	$9,796	$10,679	$9,937	$10,982	$12,048	(8)	(19)

INCOME TAX EXPENSE
Income tax expense — reported	$2,502	$2,181	$1,785	$2,312	$1,211	15	107
Fully tax-equivalent adjustments	570	624	511	512	501	(9)	14

Income tax expense — managed	$3,072	$2,805	$2,296	$2,824	$1,712	10	79

JPMORGAN CHASE & CO. LINE OF BUSINESS FINANCIAL HIGHLIGHTS — MANAGED BASIS (in millions, except ratio data)

	QUARTERLY TRENDS
						1Q11 Change
	1Q11	4Q10	3Q10	2Q10	1Q10	4Q10	1Q10
TOTAL NET REVENUE (FTE)
Investment Bank (a)	$8,233	$6,213	$5,353	$6,332	$8,319	33%	(1)%
Retail Financial Services	6,275	8,525	7,646	7,809	7,776	(26)	(19)
Card Services	3,982	4,246	4,253	4,217	4,447	(6)	(10)
Commercial Banking	1,516	1,611	1,527	1,486	1,416	(6)	7
Treasury & Securities Services	1,840	1,913	1,831	1,881	1,756	(4)	5
Asset Management	2,406	2,613	2,172	2,068	2,131	(8)	13
Corporate/Private Equity (a)	1,539	1,601	1,553	1,820	2,327	(4)	(34)

TOTAL NET REVENUE	$25,791	$26,722	$24,335	$25,613	$28,172	(3)	(8)

TOTAL PRE-PROVISION PROFIT
Investment Bank (a)	$3,217	$2,012	$1,649	$1,810	$3,481	60	(8)
Retail Financial Services	1,013	3,701	3,129	3,528	3,534	(73)	(71)
Card Services	2,427	2,732	2,808	2,781	3,045	(11)	(20)
Commercial Banking	953	1,053	967	944	877	(9)	9
Treasury & Securities Services	463	443	421	482	431	5	7
Asset Management	746	836	684	663	689	(11)	8
Corporate/Private Equity (a)	977	(98)	279	774	(9)	NM	NM

TOTAL PRE-PROVISION PROFIT	$9,796	$10,679	$9,937	$10,982	$12,048	(8)	(19)

NET INCOME/(LOSS)
Investment Bank	$2,370	$1,501	$1,286	$1,381	$2,471	58	(4)
Retail Financial Services	(208)	708	907	1,042	(131)	NM	(59)
Card Services	1,343	1,299	735	343	(303)	3	NM
Commercial Banking	546	530	471	693	390	3	40
Treasury & Securities Services	316	257	251	292	279	23	13
Asset Management	466	507	420	391	392	(8)	19
Corporate/Private Equity	722	29	348	653	228	NM	217

TOTAL NET INCOME	$5,555	$4,831	$4,418	$4,795	$3,326	15	67

AVERAGE EQUITY (b)
Investment Bank	$40,000	$40,000	$40,000	$40,000	$40,000	—	—
Retail Financial Services	28,000	28,000	28,000	28,000	28,000	—	—
Card Services	13,000	15,000	15,000	15,000	15,000	(13)	(13)
Commercial Banking	8,000	8,000	8,000	8,000	8,000	—	—
Treasury & Securities Services	7,000	6,500	6,500	6,500	6,500	8	8
Asset Management	6,500	6,500	6,500	6,500	6,500	—	—
Corporate/Private Equity	66,915	62,812	59,962	55,069	52,094	7	28

TOTAL AVERAGE EQUITY	$169,415	$166,812	$163,962	$159,069	$156,094	2	9

RETURN ON EQUITY (b)
Investment Bank	24%	15%	13%	14%	25%
Retail Financial Services	(3)	10	13	15	(2)
Card Services	42	34	19	9	(8)
Commercial Banking	28	26	23	35	20
Treasury & Securities Services	18	16	15	18	17
Asset Management	29	31	26	24	24
JPMORGAN CHASE	13	11	10	12	8

(a)	Corporate/Private Equity includes an adjustment to offset IB’s inclusion of a credit allocation income/expense to/from TSS in total net revenue; TSS reports the credit allocation as a separate line on its income statement (not within total net revenue).

(b)	Equity for a line of business represents the amount the Firm believes the business would require if it were operating independently, incorporating sufficient capital to address economic risk measures, regulatory capital requirements and capital levels for similarly rated peers. Capital is also allocated to each line of business for, among other things, goodwill and other intangibles associated with acquisitions effected by the line of business. Return on common equity is measured and internal targets for expected returns are established as key measures of a business segment’s performance. Effective January 1, 2011, capital allocated to Card Services was reduced by $2.0 billion, to $13.0 billion, which largely reflects portfolio runoff and the improving risk profile of the business; capital allocated to Treasury & Securities Services was increased by $500 million, to $7.0 billion.

JPMORGAN CHASE & CO. INVESTMENT BANK FINANCIAL HIGHLIGHTS (in millions, except ratio data)

	QUARTERLY TRENDS
						1Q11 Change
	1Q11	4Q10	3Q10	2Q10	1Q10	4Q10	1Q10
INCOME STATEMENT
REVENUE
Investment banking fees	$1,779	$1,833	$1,502	$1,405	$1,446	(3)%	23%
Principal transactions	3,398	1,289	1,129	2,105	3,931	164	(14)
Lending- and deposit-related fees	214	209	205	203	202	2	6
Asset management, administration and commissions	619	652	565	633	563	(5)	10
All other income (a)	166	185	61	86	49	(10)	239

Noninterest revenue	6,176	4,168	3,462	4,432	6,191	48	—
Net interest income	2,057	2,045	1,891	1,900	2,128	1	(3)

TOTAL NET REVENUE (b)	8,233	6,213	5,353	6,332	8,319	33	(1)

Provision for credit losses	(429)	(271)	(142)	(325)	(462)	(58)	7

NONINTEREST EXPENSE
Compensation expense	3,294	1,845	2,031	2,923	2,928	79	13
Noncompensation expense	1,722	2,356	1,673	1,599	1,910	(27)	(10)

TOTAL NONINTEREST EXPENSE	5,016	4,201	3,704	4,522	4,838	19	4

Income before income tax expense	3,646	2,283	1,791	2,135	3,943	60	(8)
Income tax expense	1,276	782	505	754	1,472	63	(13)

NET INCOME	$2,370	$1,501	$1,286	$1,381	$2,471	58	(4)

FINANCIAL RATIOS
ROE	24%	15%	13%	14%	25%
ROA	1.18	0.75	0.68	0.78	1.48
Overhead ratio	61	68	69	71	58
Compensation expense as a percent of total net revenue (c)	40	30	38	46	35

REVENUE BY BUSINESS
Investment banking fees:
Advisory	$429	$424	$385	$355	$305	1	41
Equity underwriting	379	489	333	354	413	(22)	(8)
Debt underwriting	971	920	784	696	728	6	33

Total investment banking fees	1,779	1,833	1,502	1,405	1,446	(3)	23
Fixed income markets	5,238	2,875	3,123	3,563	5,464	82	(4)
Equity markets	1,406	1,128	1,135	1,038	1,462	25	(4)
Credit portfolio (a)	(190)	377	(407)	326	(53)	NM	(258)

Total net revenue	$8,233	$6,213	$5,353	$6,332	$8,319	33	(1)

(a)	IB manages credit exposures related to the Global Corporate Bank (“GCB”) on behalf of IB and TSS. Effective January 1, 2011, IB and TSS will share the economics related to the Firm’s GCB clients. IB recognizes this sharing arrangement within all other income. Prior-year periods reflected the reimbursement from TSS for a portion of the total costs of managing the credit portfolio on behalf of TSS.

(b)	Total net revenue included tax-equivalent adjustments, predominantly due to income tax credits related to affordable housing and alternative energy investments, as well as tax-exempt income from municipal bond investments of $438 million, $475 million, $390 million, $401 million and $403 million for the quarters ended March 31, 2011, December 31, 2010, September 30, 2010, June 30, 2010 and March 31, 2010, respectively.

(c)	The compensation expense as a percentage of total net revenue ratio for the second quarter of 2010 excluding the payroll tax expense related to the U.K. Bank Payroll Tax on certain compensation awarded from December 9, 2009 to April 5, 2010 to relevant banking employees, which is a non-GAAP financial measure, was 37%. IB excludes this tax from the ratio because it enables comparability with prior periods.

JPMORGAN CHASE & CO. INVESTMENT BANK FINANCIAL HIGHLIGHTS, CONTINUED (in millions, except headcount and ratio data)

	QUARTERLY TRENDS
						1Q11 Change
	1Q11	4Q10	3Q10	2Q10	1Q10	4Q10	1Q10
SELECTED BALANCE SHEET DATA (Period-end)
Loans:
Loans retained (a)	$52,712	$53,145	$51,299	$54,049	$53,010	(1)%	(1)%
Loans held-for-sale and loans at fair value	5,070	3,746	2,252	3,221	3,594	35	41

Total loans	57,782	56,891	53,551	57,270	56,604	2	2
Equity	40,000	40,000	40,000	40,000	40,000	—	—

SELECTED BALANCE SHEET DATA (Average)
Total assets	$815,828	$792,703	$746,926	$710,005	$676,122	3	21
Trading assets — debt and equity instruments	368,956	346,990	300,517	296,031	284,085	6	30
Trading assets — derivative receivables	67,462	72,491	76,530	65,847	66,151	(7)	2
Loans:
Loans retained (a)	53,370	52,502	53,331	53,351	58,501	2	(9)
Loans held-for-sale and loans at fair value	3,835	3,504	2,678	3,530	3,150	9	22

Total loans	57,205	56,006	56,009	56,881	61,651	2	(7)
Adjusted assets (b)	611,038	587,307	539,459	527,520	506,635	4	21
Equity	40,000	40,000	40,000	40,000	40,000	—	—

Headcount	26,494	26,314	26,373	26,279	24,977	1	6

CREDIT DATA AND QUALITY STATISTICS
Net charge-offs/(recoveries)	$123	$(23)	$33	$28	$697	NM	(82)
Nonperforming assets:
Nonaccrual loans:
Nonaccrual loans retained (a)(c)	2,388	3,159	2,025	1,926	2,459	(24)	(3)
Nonaccrual loans held-for-sale and loans at fair value	259	460	361	334	282	(44)	(8)

Total nonaccrual loans	2,647	3,619	2,386	2,260	2,741	(27)	(3)

Derivative receivables	21	34	255	315	363	(38)	(94)
Assets acquired in loan satisfactions	73	117	148	151	185	(38)	(61)

Total nonperforming assets	2,741	3,770	2,789	2,726	3,289	(27)	(17)
Allowance for credit losses:
Allowance for loan losses	1,330	1,863	1,976	2,149	2,601	(29)	(49)
Allowance for lending-related commitments	424	447	570	564	482	(5)	(12)

Total allowance for credit losses	1,754	2,310	2,546	2,713	3,083	(24)	(43)

Net charge-off/(recovery) rate (a)(d)	0.93%	(0.17)%	0.25%	0.21%	4.83%
Allow. for loan losses to period-end loans retained (a)(d)	2.52	3.51	3.85	3.98	4.91
Allow. for loan losses to nonaccrual loans retained (a)(c)(d)	56	59	98	112	106
Nonaccrual loans to total period-end loans	4.58	6.36	4.46	3.95	4.84

(a)	Loans retained included credit portfolio loans, leveraged leases and other accrual loans, and excluded loans held-for-sale and loans at fair value.

(b)	Adjusted assets, a non-GAAP financial measure, is presented to assist the reader in comparing IB’s asset and capital levels to other investment banks in the securities industry. For further discussion of adjusted assets, see page 43.

(c)	Allowance for loan losses of $567 million, $1.1 billion, $603 million, $617 million and $811 million were held against these nonaccrual loans at March 31, 2011, December 31, 2010, September 30, 2010, June 30, 2010 and March 31, 2010, respectively.

(d)	Loans held-for-sale and loans at fair value were excluded when calculating the allowance coverage ratio and net charge-off/(recovery) rate.

JPMORGAN CHASE & CO. INVESTMENT BANK FINANCIAL HIGHLIGHTS, CONTINUED (in millions, except ratio and rankings data)

	QUARTERLY TRENDS
						1Q11 Change
	1Q11	4Q10	3Q10	2Q10	1Q10	4Q10	1Q10
MARKET RISK — AVERAGE TRADING AND CREDIT PORTFOLIO VAR - 95% CONFIDENCE LEVEL
Trading activities:
Fixed income	$49	$53	$72	$64	$69	(8)%	(29)%
Foreign exchange	11	10	9	10	13	10	(15)
Equities	29	23	21	20	24	26	21
Commodities and other	13	14	13	20	15	(7)	(13)
Diversification (a)	(38)	(38)	(38)	(42)	(49)	—	22

Total trading VaR (b)	64	62	77	72	72	3	(11)

Credit portfolio VaR (c)	26	26	30	27	19	—	37
Diversification (a)	(7)	(10)	(8)	(9)	(9)	30	22

Total trading and credit portfolio VaR	$83	$78	$99	$90	$82	6	1

	March 31, 2011 YTD		Full Year 2010
	Market		Market
	Share	Rankings	Share	Rankings
MARKET SHARES AND RANKINGS (d)
Global investment banking fees (e)	8.6%	#1	7.6%	#1
Debt, equity and equity-related
Global	6.6	3	7.2	1
U.S.	11.8	1	11.1	1
Syndicated loans
Global	12.3	1	8.5	1
U.S.	24.5	1	19.3	2
Long-term debt (f)
Global	6.7	3	7.2	2
U.S.	11.8	1	10.9	2
Equity and equity-related
Global (g)	5.7	7	7.3	3
U.S.	9.5	4	12.6	2
Announced M&A (h)
Global	26.8	1	16.3	3
U.S.	44.5	1	23.0	3

(a)	Average value-at-risk (“ VaR”) was less than the sum of the VaR of the components described above, which is due to portfolio diversification. The diversification effect reflects the fact that the risks were not perfectly correlated. The risk of a portfolio of positions is therefore usually less than the sum of the risks of the positions themselves.

(b)	Trading VaR includes substantially all trading activities in IB, including the credit spread sensitivity of certain mortgage products and syndicated lending facilities that the Firm intends to distribute; however, particular risk parameters of certain products are not fully captured, for example, correlation risk. Trading VaR does not include the debit valuation adjustments (“DVA”) taken on derivative and structured liabilities to reflect the credit quality of the Firm.

(c)	Credit portfolio VaR includes the derivative credit valuation adjustments (“CVA”), hedges of the CVA and mark-to-market (“MTM”) hedges of the retained loan portfolio, which are all reported in principal transactions revenue. This VaR does not include the retained loan portfolio, which is not MTM.

(d)	Source: Dealogic. Global Investment Banking fees reflects the ranking of fees and market share. Remainder of rankings reflects transaction volume rank and market share.

(e)	Global IB fees exclude money market, short-term debt and shelf deals.

(f)	Long-term debt tables include investment-grade, high-yield, supranationals, sovereigns, agencies, covered bonds, asset-backed securities and mortgage-backed securities; and exclude money market, short-term debt, and U.S. municipal securities.

(g)	Equity and equity-related rankings include rights offerings and Chinese A-Shares.

(h)	Global announced M&A is based on transaction value at announcement; all other rankings are based on transaction proceeds, with full credit to each book manager/equal if joint. Because of joint assignments, market share of all participants will add up to more than 100%. M&A for the first quarter 2011 and full year 2010 reflects the removal of any withdrawn transactions. U.S. announced M&A represents any U.S. involvement ranking.

JPMORGAN CHASE & CO. INVESTMENT BANK FINANCIAL HIGHLIGHTS, CONTINUED

	QUARTERLY TRENDS
						1Q11 Change
	1Q11	4Q10	3Q10	2Q10	1Q10	4Q10	1Q10
INTERNATIONAL METRICS
Total net revenue: (in millions) (a)
Asia/Pacific	$1,122	$927	$993	$901	$988	21%	14%
Latin America/Caribbean	327	172	167	248	310	90	5
Europe/Middle East/Africa	2,592	1,423	1,538	1,544	2,875	82	(10)
North America	4,192	3,691	2,655	3,639	4,146	14	1

Total net revenue	$8,233	$6,213	$5,353	$6,332	$8,319	33	(1)

Loans (period-end): (in millions) (b)
Asia/Pacific	$5,472	$5,924	$5,595	$5,697	$6,195	(8)	(12)
Latin America/Caribbean	2,190	2,200	1,545	1,763	2,035	—	8
Europe/Middle East/Africa	14,059	13,961	12,781	12,959	12,510	1	12
North America	30,991	31,060	31,378	33,630	32,270	—	(4)

Total loans	$52,712	$53,145	$51,299	$54,049	$53,010	(1)	(1)

(a)	Regional revenues are based primarily on the domicile of the client and/or location of the trading desk.

(b)	Includes retained loans based on the domicile of the customer. Excludes loans held-for-sale and loans at fair value.

JPMORGAN CHASE & CO. RETAIL FINANCIAL SERVICES FINANCIAL HIGHLIGHTS (in millions, except ratio and headcount data)

	QUARTERLY TRENDS
						1Q11 Change
	1Q11	4Q10	3Q10	2Q10	1Q10	4Q10	1Q10
INCOME STATEMENT
REVENUE
Lending- and deposit-related fees	$746	$737	$759	$780	$841	1%	(11)%
Asset management, administration and commissions	487	456	443	433	452	7	8
Mortgage fees and related income	(489)	1,609	705	886	655	NM	NM
Credit card income	537	524	502	480	450	2	19
Other income	364	370	379	413	354	(2)	3

Noninterest revenue	1,645	3,696	2,788	2,992	2,752	(55)	(40)
Net interest income	4,630	4,829	4,858	4,817	5,024	(4)	(8)

TOTAL NET REVENUE (a)	6,275	8,525	7,646	7,809	7,776	(26)	(19)

Provision for credit losses	1,326	2,456	1,548	1,715	3,733	(46)	(64)

NONINTEREST EXPENSE
Compensation expense	1,971	1,905	1,915	1,842	1,770	3	11
Noncompensation expense	3,231	2,851	2,533	2,369	2,402	13	35
Amortization of intangibles	60	68	69	70	70	(12)	(14)

TOTAL NONINTEREST EXPENSE	5,262	4,824	4,517	4,281	4,242	9	24

Income/(loss) before income tax expense/(benefit)	(313)	1,245	1,581	1,813	(199)	NM	(57)
Income tax expense/(benefit)	(105)	537	674	771	(68)	NM	(54)

NET INCOME/(LOSS)	$(208)	$708	$907	$1,042	$(131)	NM	(59)

FINANCIAL RATIOS
ROE	(3)%	10%	13%	15%	(2)%
Overhead ratio	84	57	59	55	55
Overhead ratio excluding core deposit intangibles (b)	83	56	58	54	54

SELECTED BALANCE SHEET DATA (period-end)
Assets	$355,394	$366,841	$367,675	$375,329	$382,475	(3)	(7)
Loans:
Loans retained	308,827	316,725	323,481	330,329	339,002	(2)	(9)
Loans held-for-sale and loans at fair value (c)	12,234	14,863	13,071	12,599	11,296	(18)	8

Total loans	321,061	331,588	336,552	342,928	350,298	(3)	(8)
Deposits	380,494	370,819	364,186	359,974	362,470	3	5
Equity	28,000	28,000	28,000	28,000	28,000	—	—

SELECTED BALANCE SHEET DATA (average)
Assets	364,266	373,883	375,968	381,906	393,867	(3)	(8)
Loans:
Loans retained	312,543	320,407	326,905	335,308	342,997	(2)	(9)
Loans held-for-sale and loans at fair value (c)	17,519	18,883	15,683	14,426	17,055	(7)	3

Total loans	330,062	339,290	342,588	349,734	360,052	(3)	(8)
Deposits	372,634	367,920	362,559	362,010	356,934	1	4
Equity	28,000	28,000	28,000	28,000	28,000	—	—

Headcount	123,550	121,876	119,424	116,879	112,616	1	10

(a)	Total net revenue included tax-equivalent adjustments associated with tax-exempt loans to municipalities and other qualified entities of $3 million, $1 million, $4 million, $5 million and $5 million for the quarters ended March 31, 2011, December 31, 2010, September 30, 2010, June 30, 2010 and March 31, 2010, respectively.

(b)	Retail Financial Services uses the overhead ratio (excluding the amortization of core deposit intangibles (“CDI”)), a non-GAAP financial measure, to evaluate the underlying expense trends of the business. Including CDI amortization expense in the overhead ratio calculation would result in a higher overhead ratio in the earlier years and a lower overhead ratio in later years; this method would therefore result in an improving overhead ratio over time, all things remaining equal. The non-GAAP ratio excludes Retail Banking’s CDI amortization expense related to prior business combination transactions of $60 million, $68 million, $69 million, $69 million and $70 million for the quarters ended March 31, 2011, December 31, 2010, September 30, 2010, June 30, 2010 and March 31, 2010, respectively.

(c)	Loans at fair value consist of prime mortgages originated with the intent to sell that are accounted for at fair value and classified as trading assets on the Consolidated Balance Sheets. These loans totaled $12.0 billion, $14.7 billion, $12.6 billion, $12.2 billion and $8.4 billion at March 31, 2011, December 31, 2010, September 30, 2010, June 30, 2010 and March 31, 2010, respectively. Average balances of these loans totaled $17.4 billion, $18.7 billion, $15.3 billion, $12.5 billion and $14.2 billion for the quarters ended March 31, 2011, December 31, 2010, September 30, 2010, June 30, 2010 and March 31, 2010, respectively.

JPMORGAN CHASE & CO. RETAIL FINANCIAL SERVICES FINANCIAL HIGHLIGHTS, CONTINUED (in millions, except ratio data)

	QUARTERLY TRENDS
						1Q11 Change
	1Q11	4Q10	3Q10	2Q10	1Q10	4Q10	1Q10
CREDIT DATA AND QUALITY STATISTICS
Net charge-offs	$1,326	$2,159	$1,548	$1,761	$2,438	(39)%	(46)%
Nonaccrual loans:
Nonaccrual loans retained	8,499	8,768	9,801	10,457	10,769	(3)	(21)
Nonaccrual loans held-for-sale and loans at fair value	150	145	166	176	217	3	(31)

Total nonaccrual loans (a)(b)(c)	8,649	8,913	9,967	10,633	10,986	(3)	(21)
Nonperforming assets (a)(b)(c)	9,905	10,266	11,421	11,907	12,191	(4)	(19)
Allowance for loan losses	16,453	16,453	16,154	16,152	16,200	—	2

Net charge-off rate (d)	1.72%	2.67%	1.88%	2.11%	2.88%
Net charge-off rate excluding purchased credit-impaired (“PCI”) loans (d)(e)	2.23	3.47	2.44	2.75	3.76
Allowance for loan losses to ending loans retained (d)	5.33	5.19	4.99	4.89	4.78
Allowance for loan losses to ending loans retained excluding PCI loans (d)(e)	4.84	4.72	5.36	5.26	5.16
Allowance for loan losses to nonaccrual loans retained (a)(d)(e)	135	131	136	128	124
Nonaccrual loans to total loans	2.69	2.69	2.96	3.10	3.14
Nonaccrual loans to total loans excluding PCI loans (a)	3.46	3.44	3.81	4.00	4.05

(a)	Excludes PCI loans that were acquired as part of the Washington Mutual transaction, which are accounted for on a pool basis. Since each pool is accounted for as a single asset with a single composite interest rate and an aggregate expectation of cash flows, the past-due status of the pools, or that of the individual loans within the pools, is not meaningful. Because the Firm is recognizing interest income on each pool of loans, they are all considered to be performing.

(b)	Certain of these loans are classified as trading assets on the Consolidated Balance Sheets.

(c)	At March 31, 2011, December 31, 2010, September 30, 2010, June 30, 2010 and March 31, 2010, nonperforming assets excluded: (1) mortgage loans insured by U.S. government agencies of $9.8 billion, $10.5 billion, $10.2 billion, $10.1 billion and $10.5 billion, respectively, that are 90 days past due and accruing at the guaranteed reimbursement rate; (2) real estate owned insured by U.S. government agencies of $2.3 billion, $1.9 billion, $1.7 billion, $1.4 billion and $707 million, respectively; and (3) student loans that are 90 days past due and still accruing, which are insured by U.S. government agencies under the Federal Family Education Loan Program (“FFELP”), of $615 million, $625 million, $572 million, $447 million and $581 million, respectively. These amounts are excluded as reimbursement of insured amounts is proceeding normally.

(d)	Loans held-for-sale and loans accounted for at fair value were excluded when calculating the allowance coverage ratio and the net charge-off rate.

(e)	Excludes the impact of PCI loans that were acquired as part of the Washington Mutual transaction. These loans were accounted for at fair value on the acquisition date, which incorporated management’s estimate, as of that date, of credit losses over the remaining life of the portfolio. An allowance for loan losses of $4.9 billion, $4.9 billion, $2.8 billion, $2.8 billion and $2.8 billion was recorded for these loans at March 31, 2011, December 31, 2010, September 30, 2010, June 30, 2010 and March 31, 2010, respectively, which has also been excluded from the applicable ratios. To date, no charge-offs have been recorded for these loans.

JPMORGAN CHASE & CO. RETAIL FINANCIAL SERVICES FINANCIAL HIGHLIGHTS, CONTINUED (in millions, except ratio data and where otherwise noted)

	QUARTERLY TRENDS
						1Q11 Change
	1Q11	4Q10	3Q10	2Q10	1Q10	4Q10	1Q10
RETAIL BANKING
Noninterest revenue	$1,756	$1,715	$1,691	$1,684	$1,702	2%	3%
Net interest income	2,659	2,693	2,745	2,712	2,635	(1)	1

Total net revenue	4,415	4,408	4,436	4,396	4,337	—	2
Provision for credit losses	119	73	175	168	191	63	(38)
Noninterest expense	2,802	2,668	2,779	2,633	2,577	5	9

Income before income tax expense	1,494	1,667	1,482	1,595	1,569	(10)	(5)

Net income	$891	$954	$848	$914	$898	(7)	(1)

Overhead ratio	63%	61%	63%	60%	59%
Overhead ratio excluding core deposit intangibles (a)	62	59	61	58	58

BUSINESS METRICS (in billions, except where otherwise noted)
Business banking origination volume (in millions)	$1,425	$1,435	$1,126	$1,222	$905	(1)	57
End-of-period loans owned	17.0	16.8	16.6	16.6	16.8	1	1
End-of-period deposits:
Checking	137.4	131.7	124.2	123.5	123.8	4	11
Savings	176.3	166.6	162.4	161.8	163.4	6	8
Time and other	44.0	45.9	48.9	50.5	53.2	(4)	(17)

Total end-of-period deposits	357.7	344.2	335.5	335.8	340.4	4	5
Average loans owned	16.9	16.6	16.6	16.7	16.9	2	—
Average deposits:
Checking	132.0	126.6	123.5	123.6	119.7	4	10
Savings	171.1	164.7	162.2	162.8	158.6	4	8
Time and other	45.0	47.4	49.8	51.4	55.6	(5)	(19)

Total average deposits	348.1	338.7	335.5	337.8	333.9	3	4
Deposit margin	2.92%	3.00%	3.08%	3.05%	3.02%
Average assets	$28.7	$28.3	$27.7	$28.4	$28.9	1	(1)

CREDIT DATA AND QUALITY STATISTICS
Net charge-offs	119	173	175	168	191	(31)	(38)
Net charge-off rate	2.86%	4.13%	4.18%	4.04%	4.58%
Nonperforming assets	$822	$846	$913	$920	$872	(3)	(6)

RETAIL BRANCH BUSINESS METRICS
Investment sales volume	6,584	6,069	5,798	5,756	5,956	8	11

Number of:
Branches	5,292	5,268	5,192	5,159	5,155	—	3
ATMs	16,265	16,145	15,815	15,654	15,549	1	5
Personal bankers	21,875	21,715	21,438	20,170	19,003	1	15
Sales specialists	7,336	7,196	7,123	6,785	6,315	2	16
Active online customers (in thousands)	18,318	17,744	17,167	16,584	16,208	3	13
Checking accounts (in thousands)	26,622	27,252	27,014	26,351	25,830	(2)	3

(a)	Retail Banking uses the overhead ratio (excluding the amortization of CDI), a non-GAAP financial measure, to evaluate the underlying expense trends of the business. Including CDI amortization expense in the overhead ratio calculation would result in a higher overhead ratio in the earlier years and a lower overhead ratio in later years; this method would therefore result in an improving overhead ratio over time, all things remaining equal. The non-GAAP ratio excludes Retail Banking’s CDI amortization expense related to prior business combination transactions of $60 million, $68 million, $69 million, $69 million and $70 million for the quarters ended March 31, 2011, December 31, 2010, September 30, 2010, June 30, 2010 and March 31, 2010, respectively.

JPMORGAN CHASE & CO. RETAIL FINANCIAL SERVICES FINANCIAL HIGHLIGHTS, CONTINUED (in millions, except ratio data and where otherwise noted)

	QUARTERLY TRENDS
						1Q11 Change
	1Q11	4Q10	3Q10	2Q10	1Q10	4Q10	1Q10
MORTGAGE BANKING, AUTO & OTHER CONSUMER LENDING
Noninterest revenue	$(119)	$1,971	$1,076	$1,256	$1,018	NM %	NM %
Net interest income	815	817	809	792	893	—	(9)

Total net revenue	696	2,788	1,885	2,048	1,911	(75)	(64)
Provision for credit losses	131	46	176	175	217	185	(40)
Noninterest expense	2,105	1,743	1,348	1,243	1,246	21	69

Income/(loss) before income tax expense/(benefit)	(1,540)	999	361	630	448	NM	NM

Net income/(loss)	$(937)	$577	$207	$364	$257	NM	NM

Overhead ratio	302%	63%	72%	61%	65%

BUSINESS METRICS (in billions)
End-of-period loans owned:
Auto	$47.4	$48.4	$48.2	$47.5	$47.4	(2)	—
Prime mortgage, including option ARMs (a)	14.1	14.2	13.8	13.2	13.7	(1)	3
Student and other	14.3	14.4	14.6	15.1	17.4	(1)	(18)

Total end-of-period loans owned	75.8	77.0	76.6	75.8	78.5	(2)	(3)
Average loans owned:
Auto	47.7	48.3	47.7	47.5	46.9	(1)	2
Prime mortgage, including option ARMs (a)	14.0	13.9	13.6	13.6	12.5	1	12
Student and other	14.4	14.6	14.8	16.7	18.4	(1)	(22)

Total average loans owned (b)	76.1	76.8	76.1	77.8	77.8	(1)	(2)

CREDIT DATA AND QUALITY STATISTICS
Net charge-offs:
Auto	47	71	67	58	102	(34)	(54)
Prime mortgage, including option ARMs	4	12	10	13	6	(67)	(33)
Student and other	80	114	82	150	64	(30)	25

Total net charge-offs	131	197	159	221	172	(34)	(24)

Net charge-off rate:
Auto	0.40%	0.58%	0.56%	0.49%	0.88%
Prime mortgage, including option ARMs	0.12	0.35	0.30	0.39	0.20
Student and other	2.25	3.10	2.21	4.04	1.64
Total net charge-off rate (b)	0.70	1.02	0.83	1.17	0.93

30+ day delinquency rate (c)(d)(e)	1.59	1.68	1.55	1.43	1.52
Nonperforming assets (f)(g)	$931	$996	$1,052	$1,013	$1,006	(7)	(7)

(a)	Predominantly represents prime loans repurchased from Government National Mortgage Association (“Ginnie Mae”) pools, which are insured by U.S. government agencies.

(b)	Total average loans owned includes loans held-for-sale of $133 million, $192 million, $338 million, $1.9 billion and $2.9 billion for the quarters ended March 31, 2011, December 31, 2010, September 30, 2010, June 30, 2010 and March 31, 2010, respectively. These amounts are excluded when calculating the net charge-off rate.

(c)	Total end-of-period loans owned includes loans held-for-sale of $188 million, $154 million, $467 million, $434 million and $2.9 billion for the quarters ended March 31, 2011, December 31, 2010, September 30, 2010, June 30, 2010 and March 31, 2010, respectively. These amounts are excluded when calculating the 30+ day delinquency rate.

(d)	Excludes mortgage loans that are insured by U.S. government agencies of $10.4 billion, $11.4 billion, $11.1 billion, $10.9 billion and $11.2 billion at March 31, 2011, December 31, 2010, September 30, 2010, June 30, 2010 and March 31, 2010, respectively. These amounts are excluded as reimbursement of insured amounts is proceeding normally.

(e)	Excludes loans that are 30 days past due and still accruing, which are insured by U.S. government agencies under the FFELP, of $1.0 billion, $1.1 billion, $1.0 billion, $988 million and $965 million at March 31, 2011, December 31, 2010, September 30, 2010, June 30, 2010 and March 31, 2010, respectively. These amounts are excluded as reimbursement of insured amounts is proceeding normally.

(f)	At March 31, 2011, December 31, 2010, September 30, 2010, June 30, 2010 and March 31, 2010, nonperforming assets excluded: (1) mortgage loans insured by U.S. government agencies of $9.8 billion, $10.5 billion, $10.2 billion, $10.1 billion and $10.5 billion, respectively, that are 90 days past due and accruing at the guaranteed reimbursement rate; (2) real estate owned insured by U.S. government agencies of $2.3 billion, $1.9 billion, $1.7 billion, $1.4 billion and $707 million, respectively; and (3) student loans that are 90 days past due and still accruing, which are insured by U.S. government agencies under the FFELP, of $615 million, $625 million, $572 million, $447 million and $581 million, respectively. These amounts are excluded as reimbursement of insured amounts is proceeding normally.

(g)	During the third quarter of 2010, $147 million of nonperforming assets pertaining to the second quarter of 2010 were reclassified from Real Estate Portfolios to Mortgage Banking, Auto & Other Consumer Lending.

JPMORGAN CHASE & CO. RETAIL FINANCIAL SERVICES FINANCIAL HIGHLIGHTS, CONTINUED (in billions, except ratio data and where otherwise noted)

QUARTERLY TRENDS
1Q11 Change
1Q11	4Q10	3Q10	2Q10	1Q10	4Q10	1Q10
MORTGAGE BANKING, AUTO & OTHER CONSUMER LENDING (continued)
Origination volume:
Mortgage origination volume by channel
Retail	$21.0	$22.9	$19.2	$15.3	$11.4	(8)%	84%
Wholesale (a)	0.2	0.3	0.2	0.4	0.4	(33)	(50)
Correspondent (a)	13.5	25.5	19.1	14.7	16.0	(47)	(16)
CNT (negotiated transactions)	1.5	2.1	2.4	1.8	3.9	(29)	(62)

Total mortgage origination volume	36.2	50.8	40.9	32.2	31.7	(29)	14

Student	0.1	—	0.2	0.1	1.6	NM	(94)
Auto	4.8	4.8	6.1	5.8	6.3	—	(24)

Application volume:
Mortgage application volume by channel
Retail	31.3	32.4	34.6	27.8	20.3	(3)	54
Wholesale (a)	0.3	0.4	0.6	0.6	0.8	(25)	(63)
Correspondent (a)	13.6	24.9	30.7	23.5	18.2	(45)	(25)

Total mortgage application volume	45.2	57.7	65.9	51.9	39.3	(22)	15

Average mortgage loans held-for-sale and loans at fair value (b)	17.5	18.9	15.6	12.6	14.5	(7)	21
Average assets	128.4	130.3	125.8	123.2	124.8	(1)	3
Repurchase reserve (ending)	3.2	3.0	3.0	2.0	1.6	7	100
Third-party mortgage loans serviced (ending)	955.0	967.5	1,012.7	1,055.2	1,075.0	(1)	(11)
Third-party mortgage loans serviced (average)	958.7	981.7	1,028.6	1,063.7	1,076.4	(2)	(11)
MSR net carrying value (ending)	13.1	13.6	10.3	11.8	15.5	(4)	(15)
Ratio of MSR net carrying value (ending) to third-party mortgage loans serviced (ending)	1.37%	1.41%	1.02%	1.12%	1.44%
Ratio of annualized loan servicing revenue to third-party mortgage loans serviced (average)	0.45	0.46	0.44	0.45	0.42
MSR revenue multiple (c)	3.04	x	3.07	x	2.32	x	2.49	x	3.43	x

SUPPLEMENTAL MORTGAGE FEES AND RELATED INCOME DETAILS (in millions)
Net production revenue:
Production revenue	$679	$1,098	$1,233	$676	$433	(38)	57
Repurchase losses	(420)	(349)	(1,464)	(667)	(432)	(20)	3

Net production revenue	259	749	(231)	9	1	(65)	NM
Net mortgage servicing revenue:
Operating revenue:
Loan servicing revenue	1,052	1,129	1,153	1,186	1,107	(7)	(5)
Other changes in MSR asset fair value	(563)	(555)	(604)	(620)	(605)	(1)	7

Total operating revenue	489	574	549	566	502	(15)	(3)
Risk management:
Changes in MSR asset fair value due to inputs or assumptions in model	(751)	2,909	(1,497)	(3,584)	(96)	NM	NM
Derivative valuation adjustments and other	(486)	(2,623)	1,884	3,895	248	81	NM

Total risk management	(1,237)	286	387	311	152	NM	NM

Total net mortgage servicing revenue	(748)	860	936	877	654	NM	NM

Mortgage fees and related income	$(489)	$1,609	$705	$886	$655	NM	NM

(a)	Includes rural housing loans sourced through brokers and correspondents, which are underwritten under U.S. Department of Agriculture guidelines.

(b)	Loans at fair value consist of prime mortgages originated with the intent to sell that are accounted for at fair value and classified as trading assets on the Consolidated Balance Sheets. Average balances of these loans totaled $17.4 billion, $18.7 billion, $15.3 billion, $12.5 billion and $14.2 billion for the quarters ended March 31, 2011, December 31, 2010, September 30, 2010, June 30, 2010 and March 31, 2010, respectively.

(c)	Represents the ratio of MSR net carrying value (ending) to third-party mortgage loans serviced (ending) divided by the ratio of annualized loan servicing revenue to third-party mortgage loans serviced (average).

JPMORGAN CHASE & CO. RETAIL FINANCIAL SERVICES FINANCIAL HIGHLIGHTS, CONTINUED (in millions, except ratio data and where otherwise noted)

	QUARTERLY TRENDS
						1Q11 Change
	1Q11	4Q10	3Q10	2Q10	1Q10	4Q10	1Q10
REAL ESTATE PORTFOLIOS
Noninterest revenue	$8	$10	$21	$52	$32	(20)%	(75)%
Net interest income	1,156	1,319	1,304	1,313	1,496	(12)	(23)

Total net revenue	1,164	1,329	1,325	1,365	1,528	(12)	(24)
Provision for credit losses	1,076	2,337	1,197	1,372	3,325	(54)	(68)
Noninterest expense	355	413	390	405	419	(14)	(15)

Income/(loss) before income tax expense/(benefit)	(267)	(1,421)	(262)	(412)	(2,216)	81	88

Net income/(loss)	$(162)	$(823)	$(148)	$(236)	$(1,286)	80	87

Overhead ratio	30%	31%	29%	30%	27%

BUSINESS METRICS (in billions)
LOANS EXCLUDING PCI LOANS (a)
End-of-period loans owned:
Home equity	$85.3	$88.4	$91.7	$94.8	$97.7	(4)	(13)
Prime mortgage, including option ARMs	48.5	49.8	51.3	53.1	55.4	(3)	(12)
Subprime mortgage	10.8	11.3	12.0	12.6	13.2	(4)	(18)
Other	0.8	0.8	0.9	1.0	1.0	—	(20)

Total end-of-period loans owned	145.4	150.3	155.9	161.5	167.3	(3)	(13)
Average loans owned:
Home equity	86.9	90.2	93.3	96.3	99.5	(4)	(13)
Prime mortgage, including option ARMs	49.3	50.7	52.2	54.3	56.6	(3)	(13)
Subprime mortgage	11.1	11.8	12.3	13.1	13.8	(6)	(20)
Other	0.8	0.9	1.0	1.0	1.1	(11)	(27)

Total average loans owned	148.1	153.6	158.8	164.7	171.0	(4)	(13)
PCI LOANS (a)
End-of-period loans owned:
Home equity	24.0	24.5	25.0	25.5	26.0	(2)	(8)
Prime mortgage	16.7	17.3	17.9	18.5	19.2	(3)	(13)
Subprime mortgage	5.3	5.4	5.5	5.6	5.8	(2)	(9)
Option ARMs	24.8	25.6	26.4	27.3	28.3	(3)	(12)

Total end-of-period loans owned	70.8	72.8	74.8	76.9	79.3	(3)	(11)
Average loans owned:
Home equity	24.2	24.7	25.2	25.7	26.2	(2)	(8)
Prime mortgage	17.0	17.6	18.2	18.8	19.5	(3)	(13)
Subprime mortgage	5.3	5.4	5.6	5.8	5.9	(2)	(10)
Option ARMs	25.1	25.9	26.7	27.7	28.6	(3)	(12)

Total average loans owned	71.6	73.6	75.7	78.0	80.2	(3)	(11)
TOTAL REAL ESTATE PORTFOLIOS
End-of-period loans owned:
Home equity	109.3	112.9	116.7	120.3	123.7	(3)	(12)
Prime mortgage, including option ARMs	90.0	92.7	95.6	98.9	102.9	(3)	(13)
Subprime mortgage	16.1	16.7	17.5	18.2	19.0	(4)	(15)
Other	0.8	0.8	0.9	1.0	1.0	—	(20)

Total end-of-period loans owned	216.2	223.1	230.7	238.4	246.6	(3)	(12)
Average loans owned:
Home equity	111.1	114.9	118.5	122.0	125.7	(3)	(12)
Prime mortgage, including option ARMs	91.4	94.2	97.1	100.8	104.7	(3)	(13)
Subprime mortgage	16.4	17.2	17.9	18.9	19.7	(5)	(17)
Other	0.8	0.9	1.0	1.0	1.1	(11)	(27)

Total average loans owned	219.7	227.2	234.5	242.7	251.2	(3)	(13)
Average assets	207.2	215.3	222.5	230.3	240.2	(4)	(14)
Home equity origination volume	0.2	0.3	0.3	0.3	0.3	(33)	(33)

(a)	PCI loans represent loans acquired in the Washington Mutual transaction for which a deterioration in credit quality occurred between the origination date and JPMorgan Chase’s acquisition date. These loans were initially recorded at fair value and accrete interest income over the estimated lives of the loans as long as cash flows are reasonably estimable, even if the underlying loans are contractually past due.

JPMORGAN CHASE & CO. RETAIL FINANCIAL SERVICES FINANCIAL HIGHLIGHTS, CONTINUED (in millions, except ratio data)

	QUARTERLY TRENDS
						1Q11 Change
	1Q11	4Q10	3Q10	2Q10	1Q10	4Q10	1Q10
REAL ESTATE PORTFOLIOS (continued)
CREDIT DATA AND QUALITY STATISTICS
Net charge-offs excluding PCI loans (a)(b)
Home equity	$720	$792	$730	$796	$1,126	(9)%	(36)%
Prime mortgage, including option ARMs	161	558	266	273	476	(71)	(66)
Subprime mortgage	186	429	206	282	457	(57)	(59)
Other	9	10	12	21	16	(10)	(44)

Total net charge-offs	1,076	1,789	1,214	1,372	2,075	(40)	(48)
Net charge-off rate excluding PCI loans (a)(b)
Home equity	3.36%	3.48%	3.10%	3.32%	4.59%
Prime mortgage, including option ARMs	1.32	4.37	2.02	2.02	3.41
Subprime mortgage	6.80	14.42	6.64	8.63	13.43
Other	4.56	4.41	4.76	8.42	5.90
Total net charge-off rate excluding PCI loans	2.95	4.62	3.03	3.34	4.92
Net charge-off rate — reported
Home equity	2.63	2.73	2.44	2.62	3.63
Prime mortgage, including option ARMs	0.71	2.35	1.09	1.09	1.84
Subprime mortgage	4.60	9.90	4.57	5.98	9.41
Other	4.56	4.41	4.76	8.42	5.90
Total net charge-off rate — reported	1.99	3.12	2.05	2.27	3.35

30+ day delinquency rate excluding PCI loans (c)	6.22	6.45	6.77	6.88	7.28
Allowance for loan losses	$14,659	$14,659	$14,111	$14,127	$14,127	—	4
Nonperforming assets (d)(e)	8,152	8,424	9,456	9,974	10,313	(3)	(21)
Allowance for loan losses to ending loans retained	6.78%	6.57%	6.12%	5.93%	5.73%
Allowance for loan losses to ending loans retained excluding PCI loans (a)	6.68	6.47	7.25	7.01	6.76

(a)	Excludes the impact of PCI loans that were acquired as part of the Washington Mutual transaction. These loans were accounted for at fair value on the acquisition date, which incorporated management’s estimate, as of that date, of credit losses over the remaining life of the portfolio. An allowance for loan losses of $4.9 billion, $4.9 billion, $2.8 billion, $2.8 billion and $2.8 billion was recorded for these loans at March 31, 2011, December 31, 2010, September 30, 2010, June 30, 2010 and March 31, 2010, respectively, which has also been excluded from the applicable ratios. To date, no charge-offs have been recorded for these loans.

(b)	Net charge-offs and net charge-off rates for the fourth quarter of 2010 include the effect of $632 million of charge-offs related to an adjustment of the estimated net realizable value of the collateral underlying delinquent residential home loans. Excluding this adjustment, net charge-offs for the fourth quarter of 2010 were $725 million, $240 million and $182 million for the home equity, prime mortgage including option ARMs and subprime mortgage portfolios, respectively. Net charge-off rates excluding this adjustment and excluding PCI loans were 3.19%, 1.88% and 6.12% for the home equity, prime mortgage including option ARMs and subprime mortgage portfolios, respectively.

(c)	The delinquency rate for PCI loans was 27.36%, 28.20%, 28.07%, 27.91% and 28.49% at March 31, 2011, December 31, 2010, September 30, 2010, June 30, 2010 and March 31, 2010, respectively.

(d)	Excludes PCI loans that were acquired as part of the Washington Mutual transaction, which are accounted for on a pool basis. Since each pool is accounted for as a single asset with a single composite interest rate and an aggregate expectation of cash flows, the past-due status of the pools, or that of the individual loans within the pools, is not meaningful. Because the Firm is recognizing interest income on each pool of loans, they are all considered to be performing.

(e)	During the third quarter of 2010, $147 million of nonperforming assets pertaining to the second quarter of 2010 were reclassified from Real Estate Portfolios to Mortgage Banking, Auto & Other Consumer Lending.

JPMORGAN CHASE & CO. CARD SERVICES FINANCIAL HIGHLIGHTS (in millions, except ratio data and where otherwise noted)

	QUARTERLY TRENDS
						1Q11 Change
	1Q11	4Q10	3Q10	2Q10	1Q10	4Q10	1Q10
INCOME STATEMENT (a)
REVENUE
Credit card income	$898	$928	$864	$908	$813	(3)%	10%
All other income (b)	(116)	(76)	(58)	(47)	(55)	(53)	(111)

Noninterest revenue	782	852	806	861	758	(8)	3
Net interest income	3,200	3,394	3,447	3,356	3,689	(6)	(13)

TOTAL NET REVENUE	3,982	4,246	4,253	4,217	4,447	(6)	(10)

Provision for credit losses	226	671	1,633	2,221	3,512	(66)	(94)

NONINTEREST EXPENSE
Compensation expense	364	318	316	327	330	14	10
Noncompensation expense	1,085	1,082	1,023	986	949	—	14
Amortization of intangibles	106	114	106	123	123	(7)	(14)

TOTAL NONINTEREST EXPENSE	1,555	1,514	1,445	1,436	1,402	3	11

Income/(loss) before income tax expense/(benefit)	2,201	2,061	1,175	560	(467)	7	NM
Income tax expense/(benefit)	858	762	440	217	(164)	13	NM

NET INCOME/(LOSS)	$1,343	$1,299	$735	$343	$(303)	3	NM

FINANCIAL RATIOS (a)
ROE	42%	34%	19%	9%	(8)%
Overhead ratio	39	36	34	34	32
Percentage of average loans:
Net interest income	9.79	9.93	9.76	9.20	9.60
Provision for credit losses	0.69	1.96	4.63	6.09	9.14
Noninterest revenue	2.39	2.49	2.28	2.36	1.97
Risk adjusted margin (c)	11.49	10.46	7.42	5.47	2.43
Noninterest expense	4.76	4.43	4.09	3.94	3.65
Pretax income/(loss) (ROO)	6.73	6.03	3.33	1.54	(1.22)
Net income/(loss)	4.11	3.80	2.08	0.94	(0.79)

BUSINESS METRICS, EXCLUDING COMMERCIAL CARD
Sales volume (in billions)	$77.5	$85.9	$79.6	$78.1	$69.4	(10)	12
New accounts opened	2.6	3.4	2.7	2.7	2.5	(24)	4
Open accounts	91.9	90.7	89.0	88.9	88.9	1	3

Merchant acquiring business
Bank card volume (in billions)	$125.7	$127.2	$117.0	$117.1	$108.0	(1)	16
Total transactions (in billions)	5.6	5.6	5.2	5.0	4.7	—	19

(a)	Effective January 1, 2011, the commercial card loan portfolio that was previously in TSS was transferred to CS. There is no material impact on the financial data; prior-year periods were not revised. The commercial card portfolio is excluded from business metrics and supplemental information where noted.

(b)	Includes the impact of revenue sharing agreements with other JPMorgan Chase business segments.

(c)	Represents total net revenue less provision for credit losses.

JPMORGAN CHASE & CO. CARD SERVICES FINANCIAL HIGHLIGHTS, CONTINUED (in millions, except headcount and ratio data)

	QUARTERLY TRENDS
						1Q11 Change
	1Q11	4Q10	3Q10	2Q10	1Q10	4Q10	1Q10
SELECTED BALANCE SHEET DATA (period-end) (a)
Loans (b)	$128,803	$137,676	$136,436	$142,994	$149,260	(6)%	(14)%
Equity	13,000	15,000	15,000	15,000	15,000	(13)	(13)

SELECTED BALANCE SHEET DATA (average) (a)
Total assets	138,113	138,443	141,029	146,816	156,968	—	(12)
Loans (c)	132,537	135,585	140,059	146,302	155,790	(2)	(15)
Equity	13,000	15,000	15,000	15,000	15,000	(13)	(13)

Headcount (d)	21,774	20,739	21,398	21,529	22,478	5	(3)

CREDIT QUALITY STATISTICS (a)
Net charge-offs	$2,226	$2,671	$3,133	$3,721	$4,512	(17)	(51)
Net charge-off rate (c)(e)	6.97%	7.85%	8.87%	10.20%	11.75%

Delinquency rates (b)
30+ day	3.57	4.14	4.57	4.96	5.62
90+ day	1.93	2.25	2.41	2.76	3.15

Allowance for loan losses	$9,041	$11,034	$13,029	$14,524	$16,032	(18)	(44)
Allowance for loan losses to period-end loans (b)	7.24%	8.14%	9.55%	10.16%	10.74%

SUPPLEMENTAL INFORMATION (a)(f)

Chase, excluding Washington Mutual portfolio
Loans (period-end)	$116,395	$123,943	$121,932	$127,379	$132,056	(6)	(12)
Average loans	119,411	121,493	124,933	129,847	137,183	(2)	(13)
Net interest income (g)	9.09%	9.16%	8.98%	8.47%	8.86%
Risk adjusted margin (g)(h)	10.28	10.26	6.76	4.21	2.43
Net charge-off rate	6.13	7.08	8.06	9.02	10.54
30+ day delinquency rate	3.22	3.66	4.13	4.48	4.99
90+ day delinquency rate	1.71	1.98	2.16	2.47	2.74

Chase, excluding Washington Mutual and Commercial Card portfolios
Loans (period-end)	$115,016	$123,943	$121,932	$127,379	$132,056	(7)	(13)
Average loans	118,145	121,493	124,933	129,847	137,183	(3)	(14)
Net interest income (g)	9.25%	9.16%	8.98%	8.47%	8.86%
Risk adjusted margin (g)(h)	10.21	10.26	6.76	4.21	2.43
Net charge-off rate	6.20	7.08	8.06	9.02	10.54
30+ day delinquency rate	3.25	3.66	4.13	4.48	4.99
90+ day delinquency rate	1.73	1.98	2.16	2.47	2.74

(a)	Effective January 1, 2011, the commercial card loan portfolio that was previously in TSS was transferred to CS. There is no material impact on the financial data; prior-year periods were not revised. The commercial card portfolio is excluded from business metrics and supplemental information where noted.

(b)	Total period-end loans include loans held-for-sale of $4.0 billion and $2.2 billion at March 31, 2011 and December 31, 2010, respectively. No allowance for loan losses was recorded for these loans. The held-for-sale loans are excluded when calculating the allowance for loan losses to period-end loans and delinquency rates. The 30+ day delinquency rate including loans held-for-sale, which is a non-GAAP financial measure, was 3.55% and 4.07% at March 31, 2011 and December 31, 2010, respectively. The 90+ day delinquency rate including loans held-for-sale, which is a non-GAAP financial measure, was 1.92% and 2.22% at March 31, 2011 and December 31, 2010, respectively.

(c)	Total average loans include loans held-for-sale of $3.0 billion and $586 million for the quarters ended March 31, 2011 and December 31, 2010, respectively. These amounts are excluded when calculating the net charge-off rate. The net charge-off rate including loans held-for-sale, which is a non-GAAP financial measure, was 6.81% and 7.82% for the quarters ended March 31, 2011 and December 31, 2010, respectively.

(d)	The first quarter of 2011 headcount includes 1,274 employees related to the transfer of the commercial card business from TSS to CS.

(e)	Results for the quarter ended March 31, 2010 reflect the impact of fair value accounting adjustments related to the consolidation of the Washington Mutual Master Trust (“WMMT”) in the second quarter of 2009.

(f)	Supplemental information is provided for Chase, excluding Washington Mutual and Commercial Card portfolios and including loans held for sale, to provide more meaningful measures that enable comparability with prior periods.

(g)	As a percentage of average loans.

(h)	Represents total net revenue less provision for credit losses.

JPMORGAN CHASE & CO.
COMMERCIAL BANKING
FINANCIAL HIGHLIGHTS
(in millions, except ratio data)

	QUARTERLY TRENDS
						1Q11 Change
	1Q11	4Q10	3Q10	2Q10	1Q10	4Q10	1Q10
INCOME STATEMENT
REVENUE
Lending- and deposit-related fees	$264	$273	$269	$280	$277	(3)%	(5)%
Asset management, administration and commissions	35	35	36	36	37	—	(5)
All other income (a)	203	299	242	230	186	(32)	9

Noninterest revenue	502	607	547	546	500	(17)	—
Net interest income	1,014	1,004	980	940	916	1	11

TOTAL NET REVENUE (b)	1,516	1,611	1,527	1,486	1,416	(6)	7

Provision for credit losses	47	152	166	(235)	214	(69)	(78)

NONINTEREST EXPENSE
Compensation expense	223	208	210	196	206	7	8
Noncompensation expense	332	342	341	337	324	(3)	2
Amortization of intangibles	8	8	9	9	9	—	(11)

TOTAL NONINTEREST EXPENSE	563	558	560	542	539	1	4

Income before income tax expense	906	901	801	1,179	663	1	37
Income tax expense	360	371	330	486	273	(3)	32

NET INCOME	$546	$530	$471	$693	$390	3	40

Revenue by product:
Lending (c)	$837	$749	$693	$649	$658	12	27
Treasury services (c)	542	659	670	665	638	(18)	(15)
Investment banking	110	126	120	115	105	(13)	5
Other	27	77	44	57	15	(65)	80

Total Commercial Banking revenue	$1,516	$1,611	$1,527	$1,486	$1,416	(6)	7

IB revenue, gross (d)	$309	$347	$344	$333	$311	(11)	(1)

Revenue by client segment:
Middle Market Banking	$755	$781	$766	$767	$746	(3)	1
Commercial Term Lending	286	301	256	237	229	(5)	25
Corporate Client Banking (e)	290	302	304	285	263	(4)	10
Real Estate Banking	88	117	118	125	100	(25)	(12)
Other	97	110	83	72	78	(12)	24

Total Commercial Banking revenue	$1,516	$1,611	$1,527	$1,486	$1,416	(6)	7

FINANCIAL RATIOS
ROE	28%	26%	23%	35%	20%
Overhead ratio	37	35	37	36	38

(a)	Commercial Banking (“CB”) client revenue from investment banking products and commercial card transactions is included in all other income.

(b)	Total net revenue included tax-equivalent adjustments from income tax credits related to equity investments in designated community development entities that provide loans to qualified businesses in low-income communities as well as tax-exempt income from municipal bond activity of $65 million, $85 million, $59 million, $49 million and $45 million for quarters ended March 31, 2011, December 31, 2010, September 30, 2010, June 30, 2010, and March 31, 2010, respectively.

(c)	Effective January 1, 2011, product revenue from commercial card and standby letters of credit transactions is included in lending. For the period ending March 31, 2011, the impact of the change was $107 million. In prior-year quarters, it was reported in treasury services.

(d)	Represents the total revenue related to investment banking products sold to CB clients.

(e)	Corporate Client Banking was known as Mid-Corporate Banking prior to January 1, 2011.

JPMORGAN CHASE & CO.
COMMERCIAL BANKING
FINANCIAL HIGHLIGHTS, CONTINUED
(in millions, except headcount and ratio data)

	QUARTERLY TRENDS
						1Q11 Change
	1Q11	4Q10	3Q10	2Q10	1Q10	4Q10	1Q10
SELECTED BALANCE SHEET DATA (period-end)
Loans:
Loans retained	$99,334	$97,900	$97,738	$95,090	$95,435	1%	4%
Loans held-for-sale and loans at fair value	835	1,018	399	446	294	(18)	184

Total loans	100,169	98,918	98,137	95,536	95,729	1	5

Equity	8,000	8,000	8,000	8,000	8,000	—	—

SELECTED BALANCE SHEET DATA (average)
Total assets	$140,400	$138,041	$130,237	$133,309	$133,013	2	6
Loans:
Loans retained	98,829	97,823	96,657	95,521	96,317	1	3
Loans held-for-sale and loans at fair value	756	612	384	391	297	24	155

Total loans	99,585	98,435	97,041	95,912	96,614	1	3
Liability balances	156,200	147,534	137,853	136,770	133,142	6	17
Equity	8,000	8,000	8,000	8,000	8,000	—	—

Average loans by client segment:
Middle Market Banking	$38,207	$36,561	$35,299	$34,424	$33,919	5	13
Commercial Term Lending	37,810	38,358	37,509	35,956	36,057	(1)	5
Corporate Client Banking (a)	12,374	11,771	11,807	11,875	12,258	5	1
Real Estate Banking	7,607	8,169	8,983	9,814	10,438	(7)	(27)
Other	3,587	3,576	3,443	3,843	3,942	—	(9)

Total Commercial Banking loans	$99,585	$98,435	$97,041	$95,912	$96,614	1	3

Headcount	4,941	4,881	4,805	4,808	4,701	1	5

CREDIT DATA AND QUALITY STATISTICS
Net charge-offs	$31	$286	$218	$176	$229	(89)	(86)
Nonperforming assets:
Nonaccrual loans:
Nonaccrual loans retained (b)	1,925	1,964	2,898	3,036	2,947	(2)	(35)
Nonaccrual loans held-for-sale and loans at fair value	30	36	48	41	49	(17)	(39)

Total nonaccrual loans	1,955	2,000	2,946	3,077	2,996	(2)	(35)
Assets acquired in loan satisfactions	179	197	281	208	190	(9)	(6)

Total nonperforming assets	2,134	2,197	3,227	3,285	3,186	(3)	(33)
Allowance for credit losses:
Allowance for loan losses	2,577	2,552	2,661	2,686	3,007	1	(14)
Allowance for lending-related commitments	206	209	241	267	359	(1)	(43)

Total allowance for credit losses	2,783	2,761	2,902	2,953	3,366	1	(17)

Net charge-off rate	0.13%	1.16%	0.89%	0.74%	0.96%
Allowance for loan losses to period-end loans retained	2.59	2.61	2.72	2.82	3.15
Allowance for loan losses to nonaccrual loans retained	134	130	92	88	102
Nonaccrual loans to total period-end loans	1.95	2.02	3.00	3.22	3.13

(a)	Corporate Client Banking was known as Mid-Corporate Banking prior to January 1, 2011.

(b)	Allowance for loan losses of $360 million, $340 million, $535 million, $586 million and $612 million were held against nonaccrual loans retained at March 31, 2011, December 31, 2010, September 30, 2010, June 30, 2010 and March 31, 2010, respectively.

JPMORGAN CHASE & CO.
TREASURY & SECURITIES SERVICES
FINANCIAL HIGHLIGHTS
(in millions, except ratio and headcount data)

	QUARTERLY TRENDS
						1Q11 Change
	1Q11	4Q10	3Q10	2Q10	1Q10	4Q10	1Q10
INCOME STATEMENT
REVENUE
Lending- and deposit-related fees	$303	$314	$318	$313	$311	(4)%	(3)%
Asset management, administration and commissions	695	689	644	705	659	1	5
All other income	139	209	210	209	176	(33)	(21)

Noninterest revenue	1,137	1,212	1,172	1,227	1,146	(6)	(1)
Net interest income	703	701	659	654	610	—	15

TOTAL NET REVENUE	1,840	1,913	1,831	1,881	1,756	(4)	5

Provision for credit losses	4	10	(2)	(16)	(39)	(60)	NM
Credit allocation income/(expense) (a)	27	(30)	(31)	(30)	(30)	NM	NM

NONINTEREST EXPENSE
Compensation expense	715	679	701	697	657	5	9
Noncompensation expense	647	763	693	684	650	(15)	—
Amortization of intangibles	15	28	16	18	18	(46)	(17)

TOTAL NONINTEREST EXPENSE	1,377	1,470	1,410	1,399	1,325	(6)	4

Income before income tax expense	486	403	392	468	440	21	10
Income tax expense	170	146	141	176	161	16	6

NET INCOME	$316	$257	$251	$292	$279	23	13

REVENUE BY BUSINESS
Treasury Services	$891	$953	$937	$926	$882	(7)	1
Worldwide Securities Services	949	960	894	955	874	(1)	9

TOTAL NET REVENUE	$1,840	$1,913	$1,831	$1,881	$1,756	(4)	5

REVENUE BY GEOGRAPHIC REGION (b)
Asia/Pacific	$276	$270	$256	$233	$219	2	26
Latin America/Caribbean	76	91	50	71	45	(16)	69
Europe/Middle East/Africa	630	624	579	617	569	1	11
North America	858	928	946	960	923	(8)	(7)

TOTAL NET REVENUE	$1,840	$1,913	$1,831	$1,881	$1,756	(4)	5

TRADE FINANCE LOANS BY GEOGRAPHIC REGION (period-end) (b)
Asia/Pacific	$14,607	$11,834	$10,238	$9,802	$7,679	23	90
Latin America/Caribbean	4,014	3,628	3,357	3,008	2,881	11	39
Europe/Middle East/Africa	5,794	4,874	3,391	2,898	2,163	19	168
North America	1,084	820	820	693	996	32	9

TOTAL TRADE FINANCE LOANS	$25,499	$21,156	$17,806	$16,401	$13,719	21	86

FINANCIAL RATIOS
ROE	18%	16%	15%	18%	17%
Overhead ratio	75	77	77	74	75
Pretax margin ratio	26	21	21	25	25

SELECTED BALANCE SHEET DATA (period-end)
Loans (c)	$31,020	$27,168	$26,899	$24,513	$24,066	14	29
Equity	7,000	6,500	6,500	6,500	6,500	8	8

SELECTED BALANCE SHEET DATA (average)
Total assets	$47,873	$46,301	$42,445	$42,868	$38,273	3	25
Loans (c)	29,290	26,941	24,337	22,137	19,578	9	50
Liability balances	265,720	256,661	242,517	246,690	247,905	4	7
Equity	7,000	6,500	6,500	6,500	6,500	8	8

Headcount	28,040	29,073	28,544	27,943	27,223	(4)	3

(a)	IB manages credit exposures related to the GCB on behalf of IB and TSS. Effective January 1, 2011, IB and TSS will share the economics related to the Firm’s GCB clients. Included within this allocation are net revenues, provision for credit losses, as well as expenses. Prior-year periods reflected a reimbursement to IB for a portion of the total costs of managing the credit portfolio. IB recognizes this credit allocation as a component of all other income.

(b)	Revenue and trade finance loans are based on TSS management’s view of the domicile of clients.

(c)	Loan balances include wholesale overdrafts, commercial card and trade finance loans. Effective January 1, 2011, the commercial card loan portfolio (of approximately $1.2 billion) that was previously in TSS was transferred to CS. There is no material impact on the financial data; prior-year periods were not revised.

JPMORGAN CHASE & CO.
TREASURY & SECURITIES SERVICES
FINANCIAL HIGHLIGHTS, CONTINUED
(in millions, except ratio data and where otherwise noted)

     TSS firmwide metrics include revenue recorded in the CB, Retail Banking and Asset Management (“AM”) lines of business and excludes FX revenue recorded in IB for TSS-related FX activity. In order to capture the firmwide impact of Treasury Services (“TS”) and TSS products and revenue, management reviews firmwide metrics such as liability balances, revenue and overhead ratios in assessing financial performance for TSS. Firmwide metrics are necessary in order to understand the aggregate TSS business.

	QUARTERLY TRENDS
						1Q11 Change
	1Q11	4Q10	3Q10	2Q10	1Q10	4Q10	1Q10
TSS FIRMWIDE DISCLOSURES
TS revenue — reported	$891	$953	$937	$926	$882	(7)%	1%
TS revenue reported in CB (a)	542	659	670	665	638	(18)	(15)
TS revenue reported in other lines of business	63	65	64	62	56	(3)	13

TS firmwide revenue (b)	1,496	1,677	1,671	1,653	1,576	(11)	(5)
Worldwide Securities Services revenue	949	960	894	955	874	(1)	9

TSS firmwide revenue (b)	$2,445	$2,637	$2,565	$2,608	$2,450	(7)	—

TS firmwide liability balances (average) (c)	$339,240	$320,745	$302,921	$303,224	$305,105	6	11
TSS firmwide liability balances (average) (c)	421,920	404,195	380,370	383,460	381,047	4	11

TSS FIRMWIDE FINANCIAL RATIOS
TS firmwide overhead ratio (a)(d)	56%	54%	55%	54%	55%
TSS firmwide overhead ratio (a)(d)	67	66	65	64	65

FIRMWIDE BUSINESS METRICS
Assets under custody (in billions)	$16,619	$16,120	$15,863	$14,857	$15,283	3	9
Number of:
U.S.$ ACH transactions originated	992	995	978	970	949	—	5
Total U.S.$ clearing volume (in thousands)	30,971	32,144	30,779	30,531	28,669	(4)	8
International electronic funds transfer volume (in thousands) (e)	60,942	60,882	57,333	58,484	55,754	—	9
Wholesale check volume	532	525	531	526	478	1	11
Wholesale cards issued (in thousands) (f)	23,170	29,785	28,404	28,066	27,352	(22)	(15)

CREDIT DATA AND QUALITY STATISTICS
Net charge-offs	$—	$—	$1	$—	$—	—	—
Nonaccrual loans	11	12	14	14	14	(8)	(21)
Allowance for credit losses:
Allowance for loan losses	69	65	54	48	57	6	21
Allowance for lending-related commitments	48	51	52	68	76	(6)	(37)

Total allowance for credit losses	117	116	106	116	133	1	(12)

Net charge-offs rate	—%	—%	0.02%	—%	—%
Allowance for loan losses to period-end loans	0.22	0.24	0.20	0.20	0.24
Allowance for loan losses to nonaccrual loans	NM	NM	386	343	407
Nonaccrual loans to period-end loans	0.04	0.04	0.05	0.06	0.06

(a)	Effective January 1, 2011, certain CB revenues were excluded in the TS firmwide metrics; they are instead directly captured within CB’s lending revenue by product. For the quarter ended March 31, 2011, the impact of this change was $107 million. In prior-year periods, these revenues were included in CB’s treasury services revenue by product.

(b)	TSS firmwide revenue includes foreign exchange (“FX”) revenue recorded in TSS and FX revenue associated with TSS customers who are FX customers of IB. However, some of the FX revenue associated with TSS customers who are FX customers of IB is not included in TS and TSS firmwide revenue. The total FX revenue generated was $160 million, $181 million, $143 million, $175 million, and $137 million for the quarters ended March 31, 2011, December 31, 2010, September 30, 2010, June 30, 2010 and March 31, 2010, respectively.

(c)	Firmwide liability balances include liability balances recorded in CB.

(d)	Overhead ratios have been calculated based on firmwide revenue and TSS and TS expense, respectively, including those allocated to certain other lines of business. FX revenue and expense recorded in IB for TSS-related FX activity are not included in this ratio.

(e)	International electronic funds transfer includes non-U.S. dollar Automated Clearing House (“ACH”) and clearing volume.

(f)	Wholesale cards issued and outstanding include U.S. domestic commercial, stored value, prepaid and government electronic benefit card products. Effective January 1, 2011, the commercial card portfolio was transferred from TSS to CS.

JPMORGAN CHASE & CO.
ASSET MANAGEMENT
FINANCIAL HIGHLIGHTS
(in millions, except ratio and headcount data)

	QUARTERLY TRENDS
						1Q11 Change
	1Q11	4Q10	3Q10	2Q10	1Q10	4Q10	1Q10
INCOME STATEMENT
REVENUE
Asset management, administration and commissions	$1,707	$1,846	$1,498	$1,522	$1,508	(8)%	13%
All other income	313	386	282	177	266	(19)	18

Noninterest revenue	2,020	2,232	1,780	1,699	1,774	(9)	14
Net interest income	386	381	392	369	357	1	8

TOTAL NET REVENUE	2,406	2,613	2,172	2,068	2,131	(8)	13

Provision for credit losses	5	23	23	5	35	(78)	(86)

NONINTEREST EXPENSE
Compensation expense	1,039	1,078	914	861	910	(4)	14
Noncompensation expense	599	679	557	527	514	(12)	17
Amortization of intangibles	22	20	17	17	18	10	22

TOTAL NONINTEREST EXPENSE	1,660	1,777	1,488	1,405	1,442	(7)	15

Income before income tax expense	741	813	661	658	654	(9)	13
Income tax expense	275	306	241	267	262	(10)	5

NET INCOME	$466	$507	$420	$391	$392	(8)	19

REVENUE BY CLIENT SEGMENT
Private Banking (a)	$1,317	$1,376	$1,181	$1,153	$1,150	(4)	15
Institutional	549	675	506	455	544	(19)	1
Retail	540	562	485	460	437	(4)	24

TOTAL NET REVENUE	$2,406	$2,613	$2,172	$2,068	$2,131	(8)	13

FINANCIAL RATIOS
ROE	29%	31%	26%	24%	24%
Overhead ratio	69	68	69	68	68
Pretax margin ratio	31	31	30	32	31

SELECTED BALANCE SHEET DATA (period-end)
Loans	$46,454	$44,084	$41,408	$38,744	$37,088	5	25
Equity	6,500	6,500	6,500	6,500	6,500	—	—

SELECTED BALANCE SHEET DATA (average)
Total assets	$68,918	$69,290	$64,911	$63,426	$62,525	(1)	10
Loans	44,948	42,296	39,417	37,407	36,602	6	23
Deposits	95,250	89,314	87,841	86,453	80,662	7	18
Equity	6,500	6,500	6,500	6,500	6,500	—	—

Headcount	17,203	16,918	16,510	16,019	15,321	2	12

(a)	Private Banking is a combination of the previously disclosed client segments: Private Bank, Private Wealth Management and JPMorgan Securities.

JPMORGAN CHASE & CO.
ASSET MANAGEMENT
FINANCIAL HIGHLIGHTS, CONTINUED
(in millions, except ratio data and where otherwise noted)

	QUARTERLY TRENDS
						1Q11 Change
	1Q11	4Q10	3Q10	2Q10	1Q10	4Q10	1Q10
BUSINESS METRICS
Number of:
Client advisors (a)	2,288	2,281	2,244	2,083	1,998	—%	15%
Retirement planning services participants (in thousands)	1,604	1,580	1,665	1,653	1,651	2	(3)
JPMorgan Securities brokers (a)	431	415	419	403	391	4	10
% of customer assets in 4 & 5 Star Funds (b)	46%	49%	42%	43%	43%	(6)	7
% of AUM in 1st and 2nd quartiles: (c)
1 year	57%	67%	67%	58%	55%	(15)	4
3 years	70%	72%	65%	67%	67%	(3)	4
5 years	77%	80%	74%	78%	77%	(4)	—

CREDIT DATA AND QUALITY STATISTICS
Net charge-offs	$11	$8	$13	$27	$28	38	(61)
Nonaccrual loans	254	375	294	309	475	(32)	(47)
Allowance for credit losses:
Allowance for loan losses	257	267	257	250	261	(4)	(2)
Allowance for lending-related commitments	4	4	3	3	13	—	(69)

Total allowance for credit losses	261	271	260	253	274	(4)	(5)
Net charge-off rate	0.10%	0.08%	0.13%	0.29%	0.31%
Allowance for loan losses to period-end loans	0.55	0.61	0.62	0.65	0.70
Allowance for loan losses to nonaccrual loans	101	71	87	81	55
Nonaccrual loans to period-end loans	0.55	0.85	0.71	0.80	1.28

(a)	Effective January 1, 2011, the methodology used to determine client advisors was revised, and the prior-year periods have been revised.

(b)	Derived from Morningstar for the U.S., the U.K., Luxembourg, France, Hong Kong and Taiwan; and Nomura for Japan.

(c)	Quartile ranking sourced from: Lipper for the U.S. and Taiwan; Morningstar for the U.K., Luxembourg, France and Hong Kong; and Nomura for Japan.

JPMORGAN CHASE & CO.
ASSET MANAGEMENT
FINANCIAL HIGHLIGHTS, CONTINUED
(in billions)

						March 31, 2011
						Change
	Mar 31	Dec 31	Sep 30	Jun 30	Mar 31	Dec 31	Mar 31
ASSETS UNDER SUPERVISION (a)	2011	2010	2010	2010	2010	2010	2010
Assets by asset class
Liquidity	$490	$497	$521	$489	$521	(1)%	(6)%
Fixed income	305	289	277	259	246	6	24
Equities and multi-asset	421	404	362	322	355	4	19
Alternatives	114	108	97	91	97	6	18

TOTAL ASSETS UNDER MANAGEMENT	1,330	1,298	1,257	1,161	1,219	2	9
Custody/brokerage/administration/deposits	578	542	513	479	488	7	18

TOTAL ASSETS UNDER SUPERVISION	$1,908	$1,840	$1,770	$1,640	$1,707	4	12

Assets by client segment
Private Banking (b)	$293	$284	$276	$258	$268	3	9
Institutional	696	686	677	634	669	1	4
Retail	341	328	304	269	282	4	21

TOTAL ASSETS UNDER MANAGEMENT	$1,330	$1,298	$1,257	$1,161	$1,219	2	9

Private Banking (b)	$773	$731	$698	$653	$666	6	16
Institutional	697	687	678	636	670	1	4
Retail	438	422	394	351	371	4	18

TOTAL ASSETS UNDER SUPERVISION	$1,908	$1,840	$1,770	$1,640	$1,707	4	12

Mutual fund assets by asset class
Liquidity	$436	$446	$466	$440	$470	(2)	(7)
Fixed income	99	92	88	79	76	8	30
Equities and multi-asset	173	169	151	133	150	2	15
Alternatives	8	7	7	8	9	14	(11)

TOTAL MUTUAL FUND ASSETS	$716	$714	$712	$660	$705	—	2

(a)	Excludes assets under management of American Century Companies, Inc. in which the Firm had a 40% ownership in the first quarter of 2011, 41% in the fourth and third quarters of 2010, and 42% in all other prior periods presented.

(b)	Private Banking is a combination of the previously disclosed client segments: Private Bank, Private Wealth Management and JPMorgan Securities.

JPMORGAN CHASE & CO.
ASSET MANAGEMENT
FINANCIAL HIGHLIGHTS, CONTINUED
(in billions)

	1Q11	4Q10	3Q10	2Q10	1Q10
ASSETS UNDER SUPERVISION (continued)
Assets under management rollforward
Beginning balance	$1,298	$1,257	$1,161	$1,219	$1,249
Net asset flows:
Liquidity	(9)	(25)	27	(29)	(62)
Fixed income	16	10	12	12	16
Equities, multi-asset and alternatives	11	13	(1)	1	6
Market/performance/other impacts	14	43	58	(42)	10

Ending balance	$1,330	$1,298	$1,257	$1,161	$1,219

Assets under supervision rollforward
Beginning balance	$1,840	$1,770	$1,640	$1,707	$1,701
Net asset flows	31	1	41	(4)	(10)
Market/performance/other impacts	37	69	89	(63)	16

Ending balance	$1,908	$1,840	$1,770	$1,640	$1,707

JPMORGAN CHASE & CO.
ASSET MANAGEMENT
FINANCIAL HIGHLIGHTS, CONTINUED

	QUARTERLY TRENDS
						1Q11 Change
INTERNATIONAL METRICS	1Q11	4Q10	3Q10	2Q10	1Q10	4Q10	1Q10
Total net revenue: (in millions) (a)
Asia/Pacific	$246	$263	$226	$214	$222	(6)%	11%
Latin America/Caribbean	165	168	125	124	124	(2)	33
Europe/Middle East/Africa	439	481	395	381	385	(9)	14
North America	1,556	1,701	1,426	1,349	1,400	(9)	11

Total net revenue	$2,406	$2,613	$2,172	$2,068	$2,131	(8)	13

Assets under management: (in billions)
Asia/Pacific	$115	$111	$107	$95	$102	4	13
Latin America/Caribbean	35	35	27	24	26	—	35
Europe/Middle East/Africa	300	282	258	239	265	6	13
North America	880	870	865	803	826	1	7

Total assets under management	$1,330	$1,298	$1,257	$1,161	$1,219	2	9

Assets under supervision: (in billions)
Asia/Pacific	$155	$147	$139	$127	$131	5	18
Latin America/Caribbean	88	84	74	68	66	5	33
Europe/Middle East/Africa	353	331	307	282	310	7	14
North America	1,312	1,278	1,250	1,163	1,200	3	9

Total assets under supervision	$1,908	$1,840	$1,770	$1,640	$1,707	4	12

(a)	Regional revenue is based on the domicile of clients.

JPMORGAN CHASE & CO.
CORPORATE/PRIVATE EQUITY
FINANCIAL HIGHLIGHTS
(in millions, except headcount data)

	QUARTERLY TRENDS
						1Q11 Change
	1Q11	4Q10	3Q10	2Q10	1Q10	4Q10	1Q10
INCOME STATEMENT
REVENUE
Principal transactions	$1,298	$587	$1,143	$(69)	$547	121%	137%
Securities gains	102	1,199	99	990	610	(91)	(83)
All other income	78	(24)	(29)	182	124	NM	(37)

Noninterest revenue	1,478	1,762	1,213	1,103	1,281	(16)	15
Net interest income	34	(131)	371	747	1,076	NM	(97)

TOTAL NET REVENUE (a)	1,512	1,631	1,584	1,850	2,357	(7)	(36)

Provision for credit losses	(10)	2	(3)	(2)	17	NM	NM

NONINTEREST EXPENSE
Compensation expense	657	538	574	770	475	22	38
Noncompensation expense (b)	1,143	2,352	1,927	1,468	3,041	(51)	(62)

Subtotal	1,800	2,890	2,501	2,238	3,516	(38)	(49)
Net expense allocated to other businesses	(1,238)	(1,191)	(1,227)	(1,192)	(1,180)	(4)	(5)

TOTAL NONINTEREST EXPENSE	562	1,699	1,274	1,046	2,336	(67)	(76)

Income/(loss) before income tax expense/(benefit)	960	(70)	313	806	4	NM	NM
Income tax expense/(benefit) (c)	238	(99)	(35)	153	(224)	NM	NM

NET INCOME	$722	$29	$348	$653	$228	NM	217

MEMO:
TOTAL NET REVENUE
Private equity	$699	$355	$721	$48	$115	97	NM
Corporate	813	1,276	863	1,802	2,242	(36)	(64)

TOTAL NET REVENUE	$1,512	$1,631	$1,584	$1,850	$2,357	(7)	(36)

NET INCOME/(LOSS)
Private equity	$383	$178	$344	$11	$55	115	NM
Corporate	339	(149)	4	642	173	NM	96

TOTAL NET INCOME	$722	$29	$348	$653	$228	NM	217

Headcount	20,927	20,030	19,756	19,482	19,307	4	8

(a)	Total net revenue included tax-equivalent adjustments, predominantly due to tax-exempt income from municipal bond investments of $64 million, $63 million, $58 million, $57 million and $48 million for the quarters ended March 31, 2011, December 31, 2010, September 30, 2010, June 30, 2010 and March 31, 2010, respectively.

(b)	Includes litigation expense of $0.4 billion, $1.5 billion, $1.3 billion, $0.7 billion and $2.3 billion for the quarters ending March 31, 2011, December 31, 2010, September 30, 2010, June 30, 2010 and March 31, 2010, respectively.

(c)	Income tax expense/(benefit) in the third quarter of 2010 and the first quarter of 2010 included tax benefits recognized upon the resolution of tax audits.

JPMORGAN CHASE & CO.
CORPORATE/PRIVATE EQUITY
FINANCIAL HIGHLIGHTS, CONTINUED
(in millions)

	QUARTERLY TRENDS
						1Q11 Change
	1Q11	4Q10	3Q10	2Q10	1Q10	4Q10	1Q10
SUPPLEMENTAL INFORMATION

TREASURY and CHIEF INVESTMENT OFFICE (“CIO”)
Securities gains (a)	$102	$1,199	$99	$989	$610	(91)%	(83)%
Investment securities portfolio (average)	313,319	322,218	321,428	320,578	330,584	(3)	(5)
Investment securities portfolio (ending)	328,013	310,801	334,140	305,288	337,442	6	(3)
Mortgage loans (average)	11,418	10,117	9,174	8,539	8,162	13	40
Mortgage loans (ending)	12,171	10,739	9,550	8,900	8,368	13	45

PRIVATE EQUITY
Private equity gains/(losses)
Direct investments
Realized gains	$171	$1,039	$179	$78	$113	(84)	51
Unrealized gains/(losses) (b)	370	(781)	561	(7)	(75)	NM	NM

Total direct investments	541	258	740	71	38	110	NM
Third-party fund investments	186	129	10	4	98	44	90

Total private equity gains/(losses) (c)	$727	$387	$750	$75	$136	88	435

Private equity portfolio information
Direct investments
Publicly-held securities
Carrying value	$731	$875	$1,152	$873	$890	(16)	(18)
Cost	649	732	985	901	793	(11)	(18)
Quoted public value	785	935	1,249	974	982	(16)	(20)
Privately-held direct securities
Carrying value	7,212	5,882	6,388	5,464	4,782	23	51
Cost	7,731	6,887	6,646	6,507	5,795	12	33
Third-party fund investments (d)
Carrying value	2,179	1,980	1,814	1,782	1,603	10	36
Cost	2,461	2,404	2,356	2,315	2,134	2	15

Total private equity portfolio
Carrying value	$10,122	$8,737	$9,354	$8,119	$7,275	16	39

Cost	$10,841	$10,023	$9,987	$9,723	$8,722	8	24

(a)	Reflects repositioning of the Corporate investment securities portfolio.

(b)	Unrealized gains/(losses) contain reversals of unrealized gains and losses that were recognized in prior periods and have now been realized.

(c)	Included in principal transactions revenue in the Consolidated Statements of Income.

(d)	Unfunded commitments to third-party private equity funds were $0.9 billion, $1.0 billion, $1.1 billion, $1.2 billion and $1.4 billion at March 31, 2011, December 31, 2010, September 30, 2010, June 30, 2010 and March 31, 2010, respectively.

JPMORGAN CHASE & CO. CREDIT-RELATED INFORMATION (in millions)

						March 31, 2011
						Change
	Mar 31	Dec 31	Sep 30	Jun 30	Mar 31	Dec 31	Mar 31
	2011	2010	2010	2010	2010	2010	2010
CREDIT EXPOSURE
WHOLESALE
Loans retained	$229,648	$222,510	$217,582	$212,987	$210,211	3%	9%
Loans held-for-sale and loans at fair value	6,359	5,123	3,015	3,839	4,079	24	56

TOTAL WHOLESALE LOANS (a)(b)	236,007	227,633	220,597	216,826	214,290	4	10
Consumer, excluding credit card
Loans, excluding PCI loans and held-for sale loans
Home equity	85,253	88,385	91,728	94,761	97,642	(4)	(13)
Prime mortgage, including option ARMs	74,682	74,539	74,205	75,023	76,854	—	(3)
Subprime mortgage	10,841	11,287	12,009	12,597	13,219	(4)	(18)
Auto	47,411	48,367	48,186	47,548	47,381	(2)	—
Business banking	16,957	16,812	16,568	16,604	16,799	1	1
Student and other	15,089	15,311	15,583	15,795	16,152	(1)	(7)

Total loans, excluding PCI loans and loans held-for-sale	250,233	254,701	258,279	262,328	268,047	(2)	(7)
Loans — PCI: (c)
Home equity	23,973	24,459	24,982	25,471	26,012	(2)	(8)
Prime mortgage	16,725	17,322	17,904	18,512	19,203	(3)	(13)
Subprime mortgage	5,276	5,398	5,496	5,662	5,848	(2)	(10)
Option ARMs	24,791	25,584	26,370	27,256	28,260	(3)	(12)

Total loans — PCI	70,765	72,763	74,752	76,901	79,323	(3)	(11)
Total loans — retained	320,998	327,464	333,031	339,229	347,370	(2)	(8)
Loans held-for-sale (d)	188	154	467	434	2,879	22	(93)

Total consumer, excluding credit card loans	321,186	327,618	333,498	339,663	350,249	(2)	(8)

Credit card
Loans retained	124,791	135,524	136,436	142,994	149,260	(8)	(16)
Loans held-for-sale	4,012	2,152	—	—	—	86	NM

Total credit card (b)	128,803	137,676	136,436	142,994	149,260	(6)	(14)

Total consumer loans (e)	449,989	465,294	469,934	482,657	499,509	(3)	(10)

Total loans	685,996	692,927	690,531	699,483	713,799	(1)	(4)

Derivative receivables	78,744	80,481	97,293	80,215	79,416	(2)	(1)
Receivables from customers (f)	38,053	32,541	25,274	22,966	16,314	17	133
Interests in purchased receivables	177	391	751	1,836	2,579	(55)	(93)

TOTAL CREDIT-RELATED ASSETS	116,974	113,413	123,318	105,017	98,309	3	19
Wholesale lending-related commitments	355,561	346,079	338,612	324,552	326,921	3	9

TOTAL	$1,158,531	$1,152,419	$1,152,461	$1,129,052	$1,139,029	1	2

Memo: Total by category
Total wholesale exposure (g)	$708,542	$687,125	$682,527	$646,395	$639,520	3	11
Total consumer loans (h)	449,989	465,294	469,934	482,657	499,509	(3)	(10)

Total	$1,158,531	$1,152,419	$1,152,461	$1,129,052	$1,139,029	1	2

(a)	Includes IB, CB, TSS, AM and Corporate/Private Equity.

(b)	Effective January 1, 2011, the commercial card loan portfolio that was previously in TSS was transferred to CS. There is no material impact on the financial data; prior-year periods were not revised.

(c)	PCI loans represent loans acquired in the Washington Mutual transaction for which a deterioration in credit quality occurred between the origination date and JPMorgan Chase’s acquisition date. These loans were initially recorded at fair value and accrete interest income over the estimated lives of the underlying loans as long as cash flows are reasonably estimable, even if the underlying loans are contractually past due.

(d)	Included prime mortgages of $188 million, $154 million, $428 million, $185 million and $558 million at March 31, 2011, December 31, 2010, September 30, 2010, June 30, 2010 and March 31, 2010, respectively, and student loans of zero, zero, $39 million, $249 million and $2.3 billion at March 31, 2011, December 31, 2010, September 30, 2010, June 30, 2010 and March 31, 2010, respectively.

(e)	Includes RFS, CS and Corporate/Private Equity.

(f)	Represents primarily margin loans to prime and retail brokerage customers, which are included in accrued interest and accounts receivable on the Consolidated Balance Sheets.

(g)	Primarily represents total wholesale loans, derivative receivables, wholesale lending-related commitments and receivables from customers.

(h)	Represents total consumer loans and excludes consumer lending-related commitments.

JPMORGAN CHASE & CO. CREDIT-RELATED INFORMATION, CONTINUED (in millions, except ratio data)

						March 31, 2011
						Change
	Mar 31	Dec 31	Sep 30	Jun 30	Mar 31	Dec 31	Mar 31
	2011	2010	2010	2010	2010	2010	2010
NONPERFORMING ASSETS AND RATIOS
WHOLESALE
Loans retained	$4,578	$5,510	$5,231	$5,285	$5,895	(17)%	(22)%
Loans held-for-sale and loans at fair value	289	496	409	375	331	(42)	(13)

TOTAL WHOLESALE LOANS	4,867	6,006	5,640	5,660	6,226	(19)	(22)

CONSUMER, EXCLUDING CREDIT CARD
Home equity	1,263	1,263	1,251	1,211	1,427	—	(11)
Prime mortgage, including option ARMs	4,166	4,320	4,857	5,062	4,927	(4)	(15)
Subprime mortgage	2,106	2,210	2,649	3,115	3,331	(5)	(37)
Auto	120	141	145	155	174	(15)	(31)
Business banking	810	832	895	905	859	(3)	(6)
Student and other	107	67	64	68	103	60	4

TOTAL CONSUMER, EXCLUDING CREDIT CARD	8,572	8,833	9,861	10,516	10,821	(3)	(21)
TOTAL CREDIT CARD	2	2	2	3	3	—	(33)
TOTAL CONSUMER NONACCRUAL LOANS (a)(b)	8,574	8,835	9,863	10,519	10,824	(3)	(21)

TOTAL NONACCRUAL LOANS	13,441	14,841	15,503	16,179	17,050	(9)	(21)

Derivative receivables	21	34	255	315	363	(38)	(94)
Assets acquired in loan satisfactions	1,524	1,682	1,898	1,662	1,606	(9)	(5)

TOTAL NONPERFORMING ASSETS (a)	$14,986	$16,557	$17,656	$18,156	$19,019	(9)	(21)

Total nonaccrual loans to total loans	1.96%	2.14%	2.25%	2.31%	2.39%
Total wholesale nonaccrual loans to total wholesale loans	2.06	2.64	2.56	2.61	2.91
Total consumer, excluding credit card nonaccrual loans to total consumer, excluding credit card loans	2.67	2.70	2.96	3.10	3.09

NONPERFORMING ASSETS BY LOB
Investment Bank	$2,741	$3,770	$2,789	$2,726	$3,289	(27)	(17)
Retail Financial Services (b)	9,755	10,121	11,255	11,731	11,974	(4)	(19)
Card Services	2	2	2	3	3	—	(33)
Commercial Banking	2,134	2,197	3,227	3,285	3,186	(3)	(33)
Treasury & Securities Services	11	12	14	14	14	(8)	(21)
Asset Management	263	382	299	337	498	(31)	(47)
Corporate/Private Equity (c)	80	73	70	60	55	10	45

TOTAL	$14,986	$16,557	$17,656	$18,156	$19,019	(9)	(21)

(a)	At March 31, 2011, December 31, 2010, September 30, 2010, June 30, 2010 and March 31, 2010, nonperforming assets excluded: (1) mortgage loans insured by U.S. government agencies of $9.8 billion, $10.5 billion, $10.2 billion, $10.1 billion and $10.5 billion, respectively, that are 90 days past due and accruing at the guaranteed reimbursement rate; (2) real estate owned insured by U.S. government agencies of $2.3 billion, $1.9 billion, $1.7 billion, $1.4 billion and $707 million, respectively; and (3) student loans that are 90 days past due and still accruing, which are insured by U.S. government agencies under the Federal Family Education Loan Program (“FFELP”), of $615 million, $625 million, $572 million, $447 million and $581 million, respectively. These amounts are excluded as reimbursement of insured amounts is proceeding normally. In addition, the Firm’s policy is generally to exempt credit card loans from being placed on nonaccrual status as permitted by regulatory guidance issued by the Federal Financial Institutions Examination Council. Credit card loans are charged off by the end of the month in which the account becomes 180 days past due or within 60 days from receiving notification about a specified event (e.g., bankruptcy of the borrower), whichever is earlier.

(b)	Excludes PCI loans acquired as part of the Washington Mutual transaction, which are accounted for on a pool basis. Since each pool is accounted for as a single asset with a single composite interest rate and an aggregate expectation of cash flows, the past-due status of the pools, or that of the individual loans within the pools, is not meaningful. Because the Firm is recognizing interest income on each pool of loans, they are all considered to be performing. Also excludes loans held-for-sale and loans at fair value.

(c)	Predominantly relates to retained prime mortgage loans.

JPMORGAN CHASE & CO. CREDIT-RELATED INFORMATION, CONTINUED (in millions, except ratio data)

	QUARTERLY TRENDS
							1Q11 Change
	1Q11	4Q10		3Q10	2Q10	1Q10	4Q10	1Q10
GROSS CHARGE-OFFS
Wholesale loans	$253	$414		$297	$264	$1,014	(39)%	(75)%
Consumer loans, excluding credit card	1,460	2,277		1,677	1,874	2,555	(36)	(43)
Credit card loans	2,631	2,980		3,485	4,063	4,882	(12)	(46)

Total loans	$4,344	$5,671		$5,459	$6,201	$8,451	(23)	(49)

RECOVERIES
Wholesale loans	$88	$143		$31	$33	$55	(38)	60
Consumer loans, excluding credit card	131	115		131	112	116	14	13
Credit card loans	405	309		352	342	370	31	9

Total loans	$624	$567		$514	$487	$541	10	15

NET CHARGE-OFFS
Wholesale loans	$165	$271		$266	$231	$959	(39)	(83)
Consumer loans, excluding credit card	1,329	2,162	(a)	1,546	1,762	2,439	(39)	(46)
Credit card loans	2,226	2,671		3,133	3,721	4,512	(17)	(51)

Total loans	$3,720	$5,104	(a)	$4,945	$5,714	$7,910	(27)	(53)

NET CHARGE-OFF RATES
Wholesale retained loans	0.30%	0.49%		0.49%	0.44%	1.84%
Consumer retained loans, excluding credit card	1.66	2.60	(a)	1.83	2.06	2.82
Credit card retained loans	6.97	7.85		8.87	10.20	11.75
Total retained loans	2.22	2.95	(a)	2.84	3.28	4.46
Consumer retained loans, excluding credit card and PCI loans	2.14	3.34	(a)	2.36	2.66	3.65
Total retained loans — excluding PCI loans	2.48	3.31	(a)	3.19	3.69	5.03

Memo: Average Retained Loans
Wholesale loans	$226,544	$219,750		$213,979	$209,016	$211,599
Consumer retained loans, excluding credit card	323,961	330,524		336,078	343,847	351,159
Credit card retained loans	129,535	134,999		140,059	146,302	155,790

Total loans — retained	$680,040	$685,273		$690,116	$699,165	$718,548

(a)	Net charge-offs and net charge-off rates for the fourth quarter of 2010 include the effect of $632 million of charge-offs related to an adjustment of the estimated net realizable value of the collateral underlying delinquent residential home loans. Excluding this adjustment, net charge-offs for the fourth quarter of 2010 were $1.5 billion for total consumer, excluding credit card loans, and $4.5 billion for total loans. Net charge-off rates excluding this adjustment were 1.84% for total consumer, excluding credit card, 2.59% for total retained loans, 2.36% for total consumer, excluding credit card and PCI loans, and 2.90% for total retained loans, excluding PCI loans.

JPMORGAN CHASE & CO. CREDIT-RELATED INFORMATION, CONTINUED (in millions)

	QUARTERLY TRENDS
						1Q11 Change
	1Q11	4Q10	3Q10	2Q10	1Q10	4Q10	1Q10
SUMMARY OF CHANGES IN THE ALLOWANCES
ALLOWANCE FOR LOAN LOSSES
Beginning balance	$32,266	$34,161	$35,836	$38,186	$31,602	(6)%	2%
Cumulative effect of change in accounting principles (a)	—	—	—	—	7,494	—	NM
Net charge-offs	3,720	5,104	4,945	5,714	7,910	(27)	(53)
Provision for loan losses	1,196	3,207	3,244	3,380	6,991	(63)	(83)
Other	8	2	26	(16)	9	300	(11)

Ending balance	$29,750	$32,266	$34,161	$35,836	$38,186	(8)	(22)

ALLOWANCE FOR LENDING-RELATED COMMITMENTS
Beginning balance	$717	$873	$912	$940	$939	(18)	(24)
Cumulative effect of change in accounting principles (a)	—	—	—	—	(18)	—	NM
Provision for lending-related commitments	(27)	(164)	(21)	(17)	19	84	NM
Other	(2)	8	(18)	(11)	—	NM	NM

Ending balance	$688	$717	$873	$912	$940	(4)	(27)

ALLOWANCE FOR LOAN LOSSES BY LOB
Investment Bank	$1,330	$1,863	$1,976	$2,149	$2,601	(29)	(49)
Retail Financial Services	16,453	16,453	16,154	16,152	16,200	—	2
Card Services	9,041	11,034	13,029	14,524	16,032	(18)	(44)
Commercial Banking	2,577	2,552	2,661	2,686	3,007	1	(14)
Treasury & Securities Services	69	65	54	48	57	6	21
Asset Management	257	267	257	250	261	(4)	(2)
Corporate/Private Equity	23	32	30	27	28	(28)	(18)

Total	$29,750	$32,266	$34,161	$35,836	$38,186	(8)	(22)

(a)	Effective January 1, 2010, the Firm adopted accounting guidance related to VIEs. Upon the adoption of the guidance, the Firm consolidated its Firm-sponsored credit card securitization trusts, its Firm-administered multi-seller conduits and certain other consumer loan securitization entities, primarily mortgage-related. As a result of the consolidation, $7.5 billion of allowance for loan losses were recorded.

JPMORGAN CHASE & CO. CREDIT-RELATED INFORMATION, CONTINUED (in millions, except ratio data)

	QUARTERLY TRENDS
						1Q11 Change
	1Q11	4Q10	3Q10	2Q10	1Q10	4Q10	1Q10
ALLOWANCE COMPONENTS AND RATIOS
ALLOWANCE FOR LOAN LOSSES
Wholesale
Asset specific	$1,030	$1,574	$1,246	$1,324	$1,557	(35)%	(34)%
Formula-based	3,204	3,187	3,717	3,824	4,385	1	(27)

Total wholesale	4,234	4,761	4,963	5,148	5,942	(11)	(29)

Consumer, excluding credit card
Asset specific (a)(b)	1,067	1,075	1,088	1,091	911	(1)	17
Formula-based (b)	10,467	10,455	12,270	12,262	12,490	—	(16)
PCI	4,941	4,941	2,811	2,811	2,811	—	76

Total consumer, excluding credit card	16,475	16,471	16,169	16,164	16,212	—	2

Credit card
Asset specific (b)	3,819	4,069	4,573	4,846	5,402	(6)	(29)
Formula-based (b)	5,222	6,965	8,456	9,678	10,630	(25)	(51)

Total credit card	9,041	11,034	13,029	14,524	16,032	(18)	(44)

Total consumer	25,516	27,505	29,198	30,688	32,244	(7)	(21)

Total allowance for loan losses	29,750	32,266	34,161	35,836	38,186	(8)	(22)
Allowance for lending-related commitments	688	717	873	912	940	(4)	(27)

Total allowance for credit losses	$30,438	$32,983	$35,034	$36,748	$39,126	(8)	(22)

CREDIT RATIOS
Wholesale allowance to total wholesale retained loans	1.84%	2.14%	2.28%	2.42%	2.83%
Consumer, excluding credit card allowance, to total consumer, excluding credit card retained loans	5.13	5.03	4.86	4.76	4.67
Credit card allowance to total credit card retained loans	7.24	8.14	9.55	10.16	10.74
Allowance to total retained loans	4.40	4.71	4.97	5.15	5.40
Consumer allowance to consumer retained nonaccrual loans	298	311	296	292	298
Consumer allowance to consumer retained nonaccrual loans, excluding credit card (c)	192	186	164	154	150

CREDIT RATIOS excluding PCI loans (d)
Consumer, excluding credit card allowance, to total consumer, excluding credit card retained loans	4.61	4.53	5.17	5.09	5.00
Allowance to total retained loans	4.10	4.46	5.12	5.34	5.64
Consumer, excluding credit card allowance, to consumer, excluding credit card retained nonaccrual loans (c)	135	131	135	127	124
Allowance to total retained nonaccrual loans	189	190	208	209	212

(a)	The asset-specific consumer, excluding credit card allowance for loan losses includes troubled debt restructuring reserves of $970 million, $985 million, $980 million, $946 million and $754 million at March 31, 2011, December 31, 2010, September 30, 2010, June 30, 2010 and March 31, 2010, respectively.

(b)	At December 31, 2010, the Firm’s allowance for loan losses on all impaired credit card loans was reclassified to the asset-specific allowance. This reclassification had no incremental impact on the Firm’s allowance for loan losses. Prior periods have been revised to reflect the current presentation.

(c)	The Firm’s policy is generally to exempt credit card loans from being placed on nonaccrual status as permitted by regulatory guidance. Under guidance issued by the Federal Financial Institutions Examination Council, credit card loans are charged off by the end of the month in which the account becomes 180 days past due or within 60 days from receiving notification about a specified event (e.g., bankruptcy of the borrower), whichever is earlier.

(d)	Excludes the impact of PCI loans that were acquired as part of the Washington Mutual transaction.

JPMORGAN CHASE & CO. CREDIT-RELATED INFORMATION, CONTINUED (in millions)

	QUARTERLY TRENDS
						1Q11 Change
	1Q11	4Q10	3Q10	2Q10	1Q10	4Q10	1Q10
PROVISION FOR CREDIT LOSSES
LOANS
Investment Bank	$(409)	$(140)	$(158)	$(418)	$(477)	(192)%	14%
Commercial Banking	51	184	192	(143)	204	(72)	(75)
Treasury & Securities Services	7	11	6	(8)	(31)	(36)	NM
Asset Management	5	22	23	15	31	(77)	(84)
Corporate/Private Equity	(13)	—	(1)	(1)	16	NM	NM

Total wholesale	(359)	77	62	(555)	(257)	NM	(40)

Retail Financial Services	1,326	2,457	1,551	1,715	3,735	(46)	(64)
Corporate/Private Equity	3	2	(2)	(1)	1	50	200

Total consumer, excluding credit card	1,329	2,459	1,549	1,714	3,736	(46)	(64)
Card Services	226	671	1,633	2,221	3,512	(66)	(94)

Total consumer	1,555	3,130	3,182	3,935	7,248	(50)	(79)

Total provision for loan losses	$1,196	$3,207	$3,244	$3,380	$6,991	(63)	(83)

LENDING-RELATED COMMITMENTS
Investment Bank	$(20)	$(131)	$16	$93	$15	85	NM
Commercial Banking	(4)	(32)	(26)	(92)	10	88	NM
Treasury & Securities Services	(3)	(1)	(8)	(8)	(8)	(200)	63
Asset Management	—	1	—	(10)	4	NM	NM
Corporate/Private Equity	—	—	—	—	—	—	—

Total wholesale	(27)	(163)	(18)	(17)	21	83	NM

Retail Financial Services	—	(1)	(3)	—	(2)	NM	NM
Corporate/Private Equity	—	—	—	—	—	—	—

Total consumer, excluding credit card	—	(1)	(3)	—	(2)	NM	NM
Card Services	—	—	—	—	—	—	—

Total consumer	—	(1)	(3)	—	(2)	NM	NM

Total provision for lending-related commitments	$(27)	$(164)	$(21)	$(17)	$19	84	NM

TOTAL PROVISION FOR CREDIT LOSSES
Investment Bank	$(429)	$(271)	$(142)	$(325)	$(462)	(58)	7
Commercial Banking	47	152	166	(235)	214	(69)	(78)
Treasury & Securities Services	4	10	(2)	(16)	(39)	(60)	NM
Asset Management	5	23	23	5	35	(78)	(86)
Corporate/Private Equity	(13)	—	(1)	(1)	16	NM	NM

Total wholesale	(386)	(86)	44	(572)	(236)	(349)	(64)

Retail Financial Services	1,326	2,456	1,548	1,715	3,733	(46)	(64)
Corporate/Private Equity	3	2	(2)	(1)	1	50	200

Total consumer, excluding credit card	1,329	2,458	1,546	1,714	3,734	(46)	(64)
Card Services	226	671	1,633	2,221	3,512	(66)	(94)

Total consumer	1,555	3,129	3,179	3,935	7,246	(50)	(79)

Total provision for credit losses	$1,169	$3,043	$3,223	$3,363	$7,010	(62)	(83)

JPMORGAN CHASE & CO. MARKET RISK-RELATED INFORMATION (in millions)

	QUARTERLY TRENDS
						1Q11 Change
	1Q11	4Q10	3Q10	2Q10	1Q10	4Q10	1Q10
95% CONFIDENCE LEVEL- AVERAGE IB TRADING VAR, CREDIT PORTFOLIO VAR AND OTHER VAR
IB VaR by risk type:
Fixed income	$49	$53	$72	$64	$69	(8)%	(29)%
Foreign exchange	11	10	9	10	13	10	(15)
Equities	29	23	21	20	24	26	21
Commodities and other	13	14	13	20	15	(7)	(13)
Diversification benefit to IB trading VaR (a)	(38)	(38)	(38)	(42)	(49)	—	22

IB Trading VaR (b)	64	62	77	72	72	3	(11)

Credit portfolio VaR (c)	26	26	30	27	19	—	37
Diversification benefit to IB trading and credit portfolio VaR (a)	(7)	(10)	(8)	(9)	(9)	30	22

Total IB trading and credit portfolio VaR	83	78	99	90	82	6	1

Mortgage Banking VaR (d)	16	17	24	24	25	(6)	(36)
Chief Investment Office (“CIO”) VaR (e)	60	49	53	72	70	22	(14)
Diversification benefit to total other VaR (a)	(14)	(10)	(15)	(14)	(13)	(40)	(8)

Total other VaR	62	56	62	82	82	11	(24)

Diversification benefit to total IB and other VaR (a)	(57)	(39)	(52)	(79)	(66)	(46)	14

Total IB and other VaR (f)	$88	$95	$109	$93	$98	(7)	(10)

(a)	Average value-at-risk (“VaR”) was less than the sum of the VaR of the components described above, which is due to portfolio diversification. The diversification effect reflects the fact that the risks were not perfectly correlated. The risk of a portfolio of positions is therefore usually less than the sum of the risks of the positions themselves.

(b)	IB Trading VaR includes substantially all trading activities in IB, including the credit spread sensitivity of certain mortgage products and syndicated lending facilities that the Firm intends to distribute; however, particular risk parameters of certain products are not fully captured, for example, correlation risk. IB Trading VaR does not include the debit valuation adjustments (“DVA”) taken on derivative and structured liabilities to reflect the credit quality of the Firm.

(c)	Credit portfolio VaR includes the derivative credit valuation adjustments (“CVA”), hedges of the CVA and mark-to-market (“MTM”) hedges of the retained loan portfolio, which are all reported in principal transactions revenue. This VaR does not include the retained loan portfolio, which is not MTM.

(d)	Mortgage Banking VaR includes the Firm’s mortgage pipeline and warehouse, MSR and all related hedges.

(e)	CIO VaR includes positions, primarily in debt securities and credit products, used to manage structural risk and other risks, including interest rate, credit and mortgage risks arising from the Firm’s ongoing business activities.

(f)	Total IB and other VaR excludes the retained credit portfolio, which is not marked to market (but it does include hedges of those positions), and certain nontrading activity, such as principal investing (e.g., mezzanine financing, tax-oriented investments, etc.), and certain securities and investments held by Corporate/Private Equity, including private equity investments, capital management positions and longer-term corporate investments managed by the CIO.

JPMORGAN CHASE & CO. CAPITAL AND OTHER SELECTED BALANCE SHEET ITEMS (in millions, except ratio data)

							March 31, 2011
							Change
	Mar 31		Dec 31	Sep 30	Jun 30	Mar 31	Dec 31	Mar 31
	2011		2010	2010	2010	2010	2010	2010
CAPITAL
Tier 1 capital	$147,266	(e)	$142,450	$139,381	$137,077	$131,350	3%	12%
Total capital	186,461	(e)	182,216	180,740	178,293	173,332	2	8
Tier 1 common capital (a)	119,611	(e)	114,763	110,842	108,175	103,908	4	15
Risk-weighted assets	1,193,529	(e)	1,174,978	1,170,158	1,131,030	1,147,008	2	4
Adjusted average assets (b)	2,041,153	(e)	2,024,515	1,975,479	1,983,839	1,981,060	1	3
Tier 1 capital ratio	12.3	%(e)	12.1%	11.9%	12.1%	11.5%
Total capital ratio	15.6	(e)	15.5	15.4	15.8	15.1
Tier 1 common capital ratio (a)	10.0	(e)	9.8	9.5	9.6	9.1
Tier 1 leverage ratio	7.2	(e)	7.0	7.1	6.9	6.6

TANGIBLE COMMON EQUITY (PERIOD-END) (c)
Common stockholders’ equity	$172,798		$168,306	$166,030	$162,968	$156,569	3	10
Less: Goodwill	48,856		48,854	48,736	48,320	48,359	—	1
Less: Other intangible assets	3,857		4,039	3,982	4,178	4,383	(5)	(12)
Add: Deferred tax liabilities (d)	2,603		2,586	2,656	2,584	2,544	1	2

Total tangible common equity	$122,688		$117,999	$115,968	$113,054	$106,371	4	15

TANGIBLE COMMON EQUITY (AVERAGE) (c)
Common stockholders’ equity	$169,415		$166,812	$163,962	$159,069	$156,094	2	9
Less: Goodwill	48,846		48,831	48,745	48,348	48,542	—	1
Less: Other intangible assets	3,928		4,054	4,094	4,265	4,307	(3)	(9)
Add: Deferred tax liabilities (d)	2,595		2,621	2,620	2,564	2,541	(1)	2

Total tangible common equity	$119,236		$116,548	$113,743	$109,020	$105,786	2	13

INTANGIBLE ASSETS (PERIOD-END)
Goodwill	$48,856		$48,854	$48,736	$48,320	$48,359	—	1
Mortgage servicing rights	13,093		13,649	10,305	11,853	15,531	(4)	(16)
Purchased credit card relationships	820		897	974	1,051	1,153	(9)	(29)
All other intangibles	3,037		3,142	3,008	3,127	3,230	(3)	(6)

Total intangibles	$65,806		$66,542	$63,023	$64,351	$68,273	(1)	(4)

DEPOSITS (PERIOD-END)
U.S. offices:
Noninterest-bearing	$244,136		$228,555	$219,302	$208,064	$210,982	7	16
Interest-bearing	468,654		455,237	435,405	433,764	436,914	3	7
Non-U.S. offices:
Noninterest-bearing	11,644		10,917	10,646	9,094	10,062	7	16
Interest-bearing	271,395		235,660	237,785	236,883	267,345	15	2

Total deposits	$995,829		$930,369	$903,138	$887,805	$925,303	7	8

(a)	The Firm uses Tier 1 common capital along with the other capital measures to assess and monitor its capital position. The Tier 1 common capital ratio, a non-GAAP financial measure, is Tier 1 common capital divided by risk-weighted assets. For further discussion of Tier 1 common capital ratio, see page 43.

(b)	Adjusted average assets, for purposes of calculating the leverage ratio, include total quarterly average assets adjusted for unrealized gains/(losses) on securities, less deductions for disallowed goodwill and other intangible assets, investments in certain subsidiaries, and the total adjusted carrying value of nonfinancial equity investments that are subject to deductions from Tier 1 capital.

(c)	The Firm uses ROTCE, a non-GAAP financial measure, to evaluate the Firm’s use of equity and to facilitate comparisons with competitors. For further discussion of ROTCE, see page 43.

(d)	Represents deferred tax liabilities related to tax-deductible goodwill and to identifiable intangibles created in non-taxable transactions, which are netted against goodwill and other intangibles when calculating TCE.

(e)	Estimated.

JPMORGAN CHASE & CO. MORTGAGE LOAN REPURCHASE LIABILITY (in millions)

	QUARTERLY TRENDS
						1Q11 Change
	1Q11	4Q10	3Q10	2Q10	1Q10	4Q10	1Q10
REPURCHASE LIABILITY (a)
Summary of changes in repurchase liability:
Repurchase liability at beginning of period	$3,285	$3,307	$2,332	$1,982	$1,705	(1)%	93%
Realized losses (b)	(231)	(371)	(489)	(317)	(246)	38	6
Provision for repurchase losses	420	349	1,464	667	523	20	(20)

Repurchase liability at end of period	$3,474	$3,285	$3,307	$2,332	$1,982	6	75

Outstanding repurchase demands and mortgage insurance rescission notices by counterparty type: (c)
GSEs and other	$1,114	$1,071	$1,063	$1,331	$1,358	4	(18)
Mortgage insurers	677	624	556	998	1,090	8	(38)
Overlapping population (d)	(83)	(63)	(69)	(220)	(232)	(32)	64

Total	$1,708	$1,632	$1,550	$2,109	$2,216	5	(23)

Quarterly repurchase demands received by loan origination vintage: (c)
Pre-2005	$15	$38	$31	$35	$16	(61)	(6)
2005	40	72	67	94	50	(44)	(20)
2006	137	195	185	234	189	(30)	(28)
2007	367	537	498	521	403	(32)	(9)
2008	249	254	191	186	98	(2)	154
Post-2008	94	65	46	53	20	45	370

Total	$902	$1,161	$1,018	$1,123	$776	(22)	16

(a)	For further details regarding the Firm’s repurchase liability, see Repurchase liability on pages 98-101 and Note 30, on pages 275-280, of JPMorgan Chase’s 2010 Annual Report.

(b)	Includes principal losses and accrued interest on repurchased loans, “make-whole” settlements, settlements with claimants, and certain related expense. Make-whole settlements were $115 million, $152 million, $225 million, $150 million and $105 million for the quarters ended March 31, 2011, December 31, 2010, September 30, 2010, June 30, 2010 and March 31, 2010, respectively.

(c)	Excludes amounts related to Washington Mutual.

(d)	Because the GSEs may make repurchase demands based on mortgage insurance rescission notices that remain unresolved, certain loans may be subject to both an unresolved mortgage insurance rescission notice and an unresolved repurchase demand.

JPMORGAN CHASE & CO. PER SHARE-RELATED INFORMATION (in millions, except per share and ratio data)

	QUARTERLY TRENDS
						1Q11 Change
	1Q11	4Q10	3Q10	2Q10	1Q10	4Q10	1Q10
EARNINGS PER SHARE DATA
Basic earnings per share:
Net income	$5,555	$4,831	$4,418	$4,795	$3,326	15%	67%
Less: Preferred stock dividends	157	157	160	163	162	—	(3)

Net income applicable to common equity	5,398	4,674	4,258	4,632	3,164	15	71
Less: Dividends and undistributed earnings allocated to participating securities	262	262	239	269	190	—	38

Net income applicable to common stockholders	$5,136	$4,412	$4,019	$4,363	$2,974	16	73

Total weighted-average basic shares outstanding	3,981.6	3,917.0	3,954.3	3,983.5	3,970.5	2	—

Net income per share	$1.29	$1.13	$1.02	$1.10	$0.75	14	72

Diluted earnings per share:
Net income applicable to common stockholders	$5,136	$4,412	$4,019	$4,363	$2,974	16	73

Total weighted-average basic shares outstanding	3,981.6	3,917.0	3,954.3	3,983.5	3,970.5	2	—
Add: Employee stock options, SARs and warrants (a)	32.5	18.2	17.6	22.1	24.2	79	34

Total weighted-average diluted shares outstanding (b)	4,014.1	3,935.2	3,971.9	4,005.6	3,994.7	2	—
Net income per share	$1.28	$1.12	$1.01	$1.09	$0.74	14	73

COMMON SHARES OUTSTANDING
Common shares — at period end	3,986.6	3,910.3	3,925.8	3,975.8	3,975.4	2	—
Cash dividends declared per share	$0.25	$0.05	$0.05	$0.05	$0.05	400	400
Book value per share	43.34	43.04	42.29	40.99	39.38	1	10
Dividend payout ratio	20%	4%	5%	5%	7%

SHARE PRICE (c)
High	$48.36	$43.12	$41.70	$48.20	$46.05	12	5
Low	42.65	36.21	35.16	36.51	37.03	18	15
Close	46.10	42.42	38.06	36.61	44.75	9	3
Market capitalization	183,783	165,875	149,418	145,554	177,897	11	3

STOCK REPURCHASE PROGRAM
Aggregate repurchases	$95.0	$685.2	$2,178.1	$135.3	$—	(86)	NM
Common shares repurchased	2.1	17.9	56.5	3.5	—	(88)	NM
Average purchase price	$45.66	$38.37	$38.52	$38.73	$—	19	NM

(a)	Excluded from the computation of diluted EPS (due to the antidilutive effect) were options issued under employee benefit plans and the warrants originally issued in 2008 under the U.S. Treasury’s Capital Purchase Program to purchase shares of the Firm’s common stock aggregating 85 million, 233 million, 236 million, 224 million and 239 million, for the quarters ended March 31, 2011, December 31, 2010, September 30, 2010, June 30, 2010 and March 31, 2010, respectively.

(b)	Participating securities were included in the calculation of diluted EPS using the two-class method, as this computation was more dilutive than the calculation using the treasury stock method.

(c)	Share prices shown for JPMorgan Chase’s common stock are from the New York Stock Exchange. JPMorgan Chase’s common stock is also listed and traded on the London Stock Exchange and the Tokyo Stock Exchange.

JPMORGAN CHASE & CO. NON-GAAP FINANCIAL MEASURES
The following are several of the non-GAAP measures that the Firm uses for various reasons, including: (i) to allow management to assess the comparability of revenue arising from both taxable and tax-exempt sources, (ii) to assess and compare the quality and composition of the Firm’s capital with the capital of other financial services companies, and (iii) more generally, to provide a more meaningful measure of certain metrics that enables comparability with prior periods, as well as with competitors.
(a)	In addition to analyzing the Firm’s results on a reported basis, management reviews the Firm’s results and the results of the lines of business on a “managed” basis, which is a non-GAAP financial measure. The Firm’s definition of managed basis starts with the reported U.S. GAAP results and includes certain reclassifications to present total net revenue for the Firm (and each of the business segments) on a FTE basis. Accordingly, revenue from tax-exempt securities and investments that receive tax credits is presented in the managed results on a basis comparable to taxable securities and investments. This non-GAAP financial measure allows management to assess the comparability of revenue arising from both taxable and tax-exempt sources. The corresponding income tax impact related to tax-exempt items is recorded within income tax expense. These adjustments have no impact on net income as reported by the Firm as a whole or by the lines of business.
(b)	The ratio for the allowance for loan losses to end-of-period loans excludes the following: loans accounted for at fair value and loans held-for-sale; purchased credit-impaired (“PCI”) loans; and the allowance for loan losses related to PCI loans. Additionally, Real Estate Portfolios net charge-off rates exclude the impact of PCI loans.
(c)	Return on Tangible Common Equity is Net income applicable to common equity divided by total average common stockholders’ equity (i.e., total stockholders’ equity less preferred stock) less identifiable intangible assets (other than MSRs) and goodwill, net of related deferred tax liabilities. The Firm uses return on tangible common equity, a non-GAAP financial measure, to evaluate the Firm’s use of equity and to facilitate comparisons with competitors.
(d)	Tier 1 common capital ratio is Tier 1 common capital divided by risk-weighted assets. Tier 1 Common Capital (“Tier 1 Common”) is defined as Tier 1 capital less elements of capital not in the form of common equity – such as perpetual preferred stock, noncontrolling interests in subsidiaries and trust preferred capital debt securities. Tier 1 Common, a non-GAAP financial measure, is used by banking regulators, investors and analysts to assess and compare the quality and composition of the Firm’s capital with the capital of other financial services companies. The Firm uses Tier 1 Common along with other capital measures to assess and monitor its capital position.
(e)	TSS Firmwide revenue includes certain TSS product revenue and liability balances reported in other lines of business, mainly CB, RFS and AM, related to customers who are also customers of those lines of business.
(f)	Retail Financial Services uses the overhead ratio (excluding the amortization of core deposit intangibles (“CDI”)), a non-GAAP financial measure, to evaluate the underlying expense trends of the business. Including CDI amortization expense in the overhead ratio calculation would result in a higher overhead ratio in the earlier years and a lower overhead ratio in later years. This method would therefore result in an improving overhead ratio over time, all things remaining equal. The non-GAAP ratio excludes Retail Banking’s CDI amortization expense related to prior business combination transactions.
(g)	Adjusted assets, a non-GAAP financial measure, equals total assets minus: (1) securities purchased under resale agreements and securities borrowed less securities sold, not yet purchased; (2) assets of consolidated VIEs; (3) cash and securities segregated and on deposit for regulatory and other purposes; (4) goodwill and intangibles; and (5) securities received as collateral. The amount of adjusted assets is presented to assist the reader in comparing IB’s asset and capital levels to other investment banks in the securities industry. Asset-to-equity leverage ratios are commonly used as one measure to assess a company’s capital adequacy. IB believes an adjusted asset amount that excludes the assets discussed above, which were considered to have a low risk profile, provides a more meaningful measure of balance sheet leverage in the securities industry.

JPMORGAN CHASE & CO. GLOSSARY OF TERMS
ACH: Automated Clearing House.
Allowance for loan losses to total loans: Represents period-end allowance for loan losses divided by retained loans.
Beneficial interests issued by consolidated VIEs: Represents the interest of third-party holders of debt/equity securities, or other obligations, issued by VIEs that JPMorgan Chase consolidates. The underlying obligations of the VIEs consist of short-term borrowings, commercial paper and long-term debt. The related assets consist of trading assets, available-for-sale securities, loans and other assets.
Contractual credit card charge-off: In accordance with the Federal Financial Institutions Examination Council policy, credit card loans are charged off by the end of the month in which the account becomes 180 days past due or within 60 days from receiving notification about a specific event (e.g., bankruptcy of the borrower), whichever is earlier.
Corporate/Private Equity: Includes Private Equity, Treasury and Chief Investment Office, and Corporate Other, which includes other centrally managed expense and discontinued operations.
FASB: Financial Accounting Standards Board.
Global Corporate Bank: TSS and IB formed a joint venture to create the Firm’s Global Corporate Bank. With a team of bankers, the Global Corporate Bank serves multinational clients by providing them access to TSS products and services and certain IB products, including derivatives, foreign exchange and debt. The cost of this effort and the credit that the Firm extends to these clients is shared between TSS and IB.
Interests in purchased receivables: Represents an ownership interest in cash flows of an underlying pool of receivables transferred by a third-party seller into a bankruptcy-remote entity, generally a trust.
Managed basis: A non-GAAP presentation of financial results that includes reclassifications to present revenue on a fully taxable-equivalent basis. Management uses this non-GAAP financial measure at the segment level, because it believes this provides information to enable investors to understand the underlying operational performance and trends of the particular business segment and facilitates a comparison of the business segment with the performance of competitors.
Mark-to-market exposure: A measure, at a point in time, of the value of a derivative or foreign exchange contract in the open market. When the MTM value is positive, it indicates the counterparty owes JPMorgan Chase and, therefore, creates credit risk for the Firm. When the MTM value is negative, JPMorgan Chase owes the counterparty; in this situation, the Firm has liquidity risk.
MSR risk management revenue: Includes changes in the fair value of the MSR asset due to market-based inputs, such as interest rates and volatility, as well as updates to assumptions used in the MSR valuation model; and derivative valuation adjustments and other, which represents changes in the fair value of derivative instruments used to offset the impact of changes in the market-based inputs to the MSR valuation model.
NA: Data is not applicable or available for the period presented.
Net charge-off rate: Represents net charge-offs (annualized) divided by average retained loans for the reporting period.
Net yield on interest-earning assets: The average rate for interest-earning assets less the average rate paid for all sources of funds.
NM: Not meaningful.
Overhead ratio: Noninterest expense as a percentage of total net revenue.
Participating securities: Represents unvested stock-based compensation awards containing nonforfeitable rights to dividends or dividend equivalents (collectively, “dividends”), which are included in the earnings per share calculation using the two-class method. JPMorgan Chase grants restricted stock and RSUs to certain employees under its stock-based compensation programs, which entitle the recipients to receive nonforfeitable dividends during the vesting period on a basis equivalent to the dividends paid to holders of common stock. These unvested awards meet the definition of participating securities. Under the two-class method, all earnings (distributed and undistributed) are allocated to each class of common stock and participating securities, based on their respective rights to receive dividends.
Pre-provision profit: Pre-provision profit is total net revenue less noninterest expense. The Firm believes that this financial measure is useful in assessing the ability of a lending institution to generate income in excess of its provision for credit losses.

JPMORGAN CHASE & CO. GLOSSARY OF TERMS
Pretax margin: Represents income before income tax expense divided by total net revenue, which is, in management’s view, a comprehensive measure of pretax performance derived by measuring earnings after all costs are taken into consideration. It is, therefore, another basis that management uses to evaluate the performance of TSS and AM against the performance of their respective competitors.
Principal transactions: Realized and unrealized gains and losses from trading activities (including physical commodities inventories that are accounted for at the lower of cost or fair value) and changes in fair value associated with financial instruments held predominantly by IB for which the fair value option was elected. Principal transactions revenue also includes private equity gains and losses.
Purchased credit-impaired (“PCI“) loans: Acquired loans deemed to be credit-impaired under the FASB guidance for PCI loans. The guidance allows purchasers to aggregate credit-impaired loans acquired in the same fiscal quarter into one or more pools, provided that the loans have common risk characteristics (e.g., FICO score, geographic location). A pool is then accounted for as a single asset with a single composite interest rate and an aggregate expectation of cash flows. Wholesale loans are determined to be credit-impaired if they meet the definition of an impaired loan under U.S. GAAP at the acquisition date. Consumer loans are determined to be credit-impaired based on specific risk characteristics of the loan, including product type, LTV ratios, FICO scores, and past due status.
Receivables from customers: Primarily represents margin loans to prime and retail brokerage customers which are included in accrued interest and accounts receivable on the Consolidated Balance Sheets for the wholesale lines of business.
Reported basis: Financial statements prepared under U.S. GAAP, which excludes the impact of taxable-equivalent adjustments.
Retained loans: Loans that are held-for-investment excluding loans held-for-sale and loans at fair value.
Risk-weighted assets (“RWA”): Risk-weighted assets consist of on- and off-balance sheet assets that are assigned to one of several broad risk categories and weighted by factors representing their risk and potential for default. On-balance sheet assets are risk-weighted based on the perceived credit risk associated with the obligor or counterparty, the nature of any collateral, and the guarantor, if any. Off-balance sheet assets such as lending-related commitments, guarantees, derivatives and other applicable off-balance sheet positions are risk-weighted by multiplying the contractual amount by the appropriate credit conversion factor to determine the on-balance sheet credit equivalent amount, which is then risk-weighted based on the same factors used for on-balance sheet assets. Risk-weighted assets also incorporate a measure for the market risk related to applicable trading assets-debt and equity instruments, and foreign exchange and commodity derivatives. The resulting risk-weighted values for each of the risk categories are then aggregated to determine total risk-weighted assets.
Taxable-equivalent basis: Total net revenue for each of the business segments and the Firm is presented on a tax-equivalent basis. Accordingly, revenue from tax-exempt securities and investments that receive tax credits is presented in the managed results on a basis comparable to fully taxable securities and investments. This non-GAAP financial measure allows management to assess the comparability of revenue arising from both taxable and tax-exempt sources. The corresponding income tax impact related to these items is recorded within income tax expense.
Troubled debt restructuring (“TDR”): Occurs when the Firm modifies the original terms of a loan agreement by granting a concession to a borrower that is experiencing financial difficulty.
U.S. GAAP: Accounting principles generally accepted in the United States of America.
Value-at-risk (“VaR”): A measure of the dollar amount of potential loss from adverse market moves in an ordinary market environment.
Washington Mutual transaction: On September 25, 2008, JPMorgan Chase acquired the banking operations of Washington Mutual Bank (“Washington Mutual”) from the FDIC. For additional information, see Note 2 on pages 166-170 of JPMorgan Chase’s 2010 Annual Report.

JPMORGAN CHASE & CO. GLOSSARY OF TERMS
INVESTMENT BANK (IB)
IB’s revenue comprises the following:
Investment banking fees include advisory, equity underwriting, bond underwriting and loan syndication fees.
Fixed income markets primarily include revenue related to market-making across global fixed income markets, including foreign exchange, interest rate, credit and commodities markets.
Equities markets primarily include revenue related to market-making across global equity products, including cash instruments, derivatives and convertibles.
Credit portfolio revenue includes net interest income, fees and loan sale activity, as well as gains or losses on securities received as part of a loan restructuring, for IB’s credit portfolio. Credit portfolio revenue also includes the results of risk management related to the Firm’s lending and derivative activities.
RETAIL FINANCIAL SERVICES (RFS)
Description of selected business metrics within Retail Banking:
Personal bankers – Retail branch office personnel who acquire, retain and expand new and existing customer relationships by assessing customer needs and recommending and selling appropriate banking products and services.
Sales specialists – Retail branch office personnel who specialize in the marketing of a single product, including mortgages, investments, and business banking, by partnering with the personal bankers.
Mortgage banking revenue comprises the following:
Net production revenue includes net gains or losses on originations and sales of prime and subprime mortgage loans, other production-related fees and losses related to the repurchase of previously-sold loans.
Net mortgage servicing revenue includes the following components:
a)	Operating revenue comprises:
•	All gross income earned from servicing third-party mortgage loans, including stated service fees, excess service fees, late fees and other ancillary fees; and
•	Modeled servicing portfolio runoff (or time decay).
b)	Risk management comprises:
•	Changes in the fair value of the MSR asset due to market-based inputs, such as interest rates and volatility, as well as updates to assumptions used in the MSR valuation model; and
•	Derivative valuation adjustments and other, which represents changes in the fair value of derivative instruments used to offset the impact of changes in the market-based inputs to the MSR valuation model.
RFS (continued)
Mortgage origination channels comprise the following:
Retail – Borrowers who are buying or refinancing a home through direct contact with a mortgage banker employed by the Firm using a branch office, the Internet or by phone. Borrowers are frequently referred to a mortgage banker by a banker in a Chase branch, real estate brokers, home builders or other third parties.
Wholesale – A third-party mortgage broker refers loan applications to a mortgage banker at the Firm. Brokers are independent loan originators that specialize in finding and counseling borrowers but do not provide funding for loans. The Firm exited the broker channel during 2008.
Correspondent – Banks, thrifts, other mortgage banks and other financial institutions that sell closed loans to the Firm.
Correspondent negotiated transactions (“CNTs”) – These transactions occur when mid- to large-sized mortgage lenders, banks and bank-owned mortgage companies sell servicing to the Firm on an as-originated basis, and exclude purchased bulk servicing transactions. These transactions supplement traditional production channels and provide growth opportunities in the servicing portfolio in stable and periods of rising interest rates.
Deposit margin: Represents net interest income expressed as a percentage of average deposits.
CARD SERVICES (CS)
Description of selected business metrics within CS:
Sales volume – Dollar amount of cardmember purchases, net of returns.
Open accounts – Cardmember accounts with charging privileges.
Merchant acquiring business – A business that processes bank card transactions for merchants.
Bank card volume – Dollar amount of transactions processed for merchants.
Total transactions – Number of transactions and authorizations processed for merchants.
Commercial Card provides a wide range of payment services to corporate and public sector clients worldwide through the commercial card products. Services include procurement, corporate travel and entertainment, expense management services, and Business-to-Business payment solutions.

JPMORGAN CHASE & CO. GLOSSARY OF TERMS
COMMERCIAL BANKING (CB)
CB Client Segments:
1.	Middle Market Banking covers corporate, municipal, financial institution and not-for-profit clients, with annual revenue generally ranging between $10 million and $500 million.
2.	Corporate Client Banking covers clients with annual revenue generally ranging between $500 million and $2 billion and focuses on clients that have broader investment banking needs.
3.	Commercial Term Lending primarily provides term financing to real estate investors/owners for multi-family properties as well as financing office, retail and industrial properties.
4.	Real Estate Banking provides full-service banking to investors and developers of institutional-grade real estate properties.
5.	Other primarily includes lending and investment activity within the Community Development Banking and Chase Capital segments.
CB Revenue:
1.	Lending includes a variety of financing alternatives, which are primarily provided on a basis secured by receivables, inventory, equipment, real estate or other assets. Products include term loans, revolving lines of credit, bridge financing, asset-based structures, leases, commercial card products and standby letters of credit.
2.	Treasury services includes a broad range of products and services enabling clients to transfer, invest and manage the receipt and disbursement of funds, while providing the related information reporting. These products and services include U.S. dollar and multi-currency clearing, ACH, lockbox, disbursement and reconciliation services, check deposits, other check and currency-related services, trade finance and logistics solutions, deposit products, sweeps and money market mutual funds.
3.	Investment banking products provide clients with sophisticated capital-raising alternatives, as well as balance sheet and risk management tools through loan syndications, investment-grade debt, asset-backed securities, private placements, high-yield bonds, equity underwriting, advisory, interest rate derivatives, foreign exchange hedges and securities sales.
4.	Other product revenue primarily includes tax-equivalent adjustments generated from Community Development Banking segment activity and certain income derived from principal transactions.
Description of selected business metrics within CB:
1.	Liability balances include deposits, as well as deposits that are swept to on—balance sheet liabilities (e.g., commercial paper, federal funds purchased, time deposits and securities loaned or sold under repurchase agreements) as part of customer cash management programs.
2.	IB revenue, gross represents total revenue related to investment banking products sold to CB clients.
TREASURY & SECURITIES SERVICES (TSS)
Treasury & Securities Services firmwide metrics include certain TSS product revenue and liability balances reported in other lines of business related to customers who are also customers of those other lines of business. In order to capture the firmwide impact of Treasury Services and TSS products and revenue, management reviews firmwide metrics such as liability balances, revenue and overhead ratios in assessing financial performance for TSS. Firmwide metrics are necessary, in management’s view, in order to understand the aggregate TSS business.
Description of a business metric within TSS:
1.	Liability balances include deposits, as well as deposits that are swept to on-balance sheet liabilities (e.g., commercial paper, federal funds purchased, time deposits and securities loaned or sold under repurchase agreements) as part of customer cash management programs.
ASSET MANAGEMENT (AM)
Assets under management – Represent assets actively managed by AM on behalf of Private Banking, Institutional, and Retail clients. Includes ”committed capital not called”, on which AM earns fees. Excludes assets managed by American Century Companies, Inc. in which the Firm has a 40% ownership interest at March 31, 2011.
Assets under supervision – Represents assets under management, as well as custody, brokerage, administration and deposit accounts.
Multi-asset – Any fund or account that allocates assets under management to more than one asset class (e.g., long-term fixed income, equity, cash, real assets, private equity or hedge funds).
Alternative assets – The following types of assets constitute alternative investments – hedge funds, currency, real estate and private equity.
AM’s client segments comprise the following:
Institutional brings comprehensive global investment services – including asset management, pension analytics, asset/liability management and active risk budgeting strategies – to corporate and public institutions, endowments, foundations, not-for-profit organizations and governments worldwide.
Retail provides worldwide investment management services and retirement planning and administration through third-party and direct distribution of a full range of investment vehicles.
Private Banking offers investment advice and wealth management services to high- and ultra-high-net-worth individuals, families, money managers, business owners and small corporations worldwide, including investment management, capital markets and risk management, tax and estate planning, banking, capital raising and specialty-wealth advisory services.